UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2014 (August 7, 2014)
COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8     Other Events
Item 8.01    Other Events

Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”) acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent acquisition of one such business.

CEHI Acquisition Corporation

On August 7, 2014, CEHI Acquisition Corporation (the “Buyer”), a subsidiary of the Company, entered into a stock purchase agreement (the “Clean Earth Purchase Agreement”) with Clean Earth Holdings, Inc. (“Clean Earth”), the holders of stock and options in Clean Earth (the “Holders”) and Littlejohn Fund III, L.P. (in its capacity as “Seller’s Representative,” and collectively with Clean Earth and the Holders, the “Sellers”), pursuant to which Buyer will acquire all of the issued and outstanding capital stock of Clean Earth (the “Acquisition”). The purchase price for Clean Earth will be based on a total enterprise value of $243 million and will also include cash and working capital adjustments upon closing. Clean Earth generated approximately $32 million of EBITDA for the last twelve months ending June 30, 2014. In addition, Clean Earth incurs between approximately $4 million and $5 million in annual maintenance capital expenditures. The Company intends to fund the Acquisition with cash on hand and through drawings under its revolving credit facility.

Headquartered in Hatboro, Pennsylvania, Clean Earth provides environmental services for a variety of contaminated materials including soils, dredged material, hazardous waste and drill cuttings. The company analyzes, treats, documents and recycles waste streams generated in multiple end-markets such as power, construction, oil and gas, infrastructure, industrial and dredging. Treatment includes thermal desorption, dredged material stabilization, bioremediation, physical treatment/screening and chemical fixation. Before the company accepts contaminated materials, it identifies a third party "beneficial reuse" site such as commercial redevelopment or landfill capping where the materials are sent after they are treated. In 2013, Clean Earth managed and treated 3.4 million tons of material, of which 98% was beneficially reused. The company holds the largest market share in the contaminated materials and dredged material management market and operates 12 permitted facilities in the Eastern U.S. For the year ended December 31, 2013, Clean Earth reported revenue of approximately $155.9 million.

The Clean Earth Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. Buyer expects to obtain “representation and warranty” insurance, which will provide coverage for breaches of certain representation and warranties contained in the Clean Earth Purchase Agreement, subject to deductibles and certain other terms and conditions. Each party’s obligation to consummate the Clean Earth Purchase Agreement is subject to certain conditions, including, but not limited to (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (ii) performance in all material respects by the other party of its covenants.

The Acquisition is subject to customary closing conditions and is expected to close at the end of August, 2014 or such other time as the parties may mutually agree. However, there can be no assurances that of the conditions to closing will be satisfied.

The foregoing brief description of the Clean Earth Purchase Agreement is not meant to be exhaustive and is qualified in its entirety by the Clean Earth Purchase Agreement itself, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

99.1
Stock Purchase Agreement dated as of August 7, 2014, by and among CEHI Acquisition Corporation, Clean Earth Holdings, Inc., the holders of stock and options in Clean Earth Holdings, Inc. and Littlejohn Fund III, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2014	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2014	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer

Execution Copy

STOCK PURCHASE AGREEMENT
by and among
CEHI ACQUISITION CORPORATION, as Buyer,
CLEAN EARTH HOLDINGS, INC., as the Company,
THE HOLDERS OF STOCK AND OPTIONS IN
CLEAN EARTH HOLDINGS, INC., as Sellers,
and
LITTLEJOHN FUND III, L.P., in its capacity as a Seller and as the Sellers’ Representative

DATED AS OF AUGUST 7, 2014

TABLE OF CONTENTS

1.	Definitions.	1

2.	Purchase and Sale of Shares; Treatment of Options.	13
(a)	Purchase and Sale of Shares	13
(b)	Payment of Estimated Purchase Price and Other Amounts at Closing	13
(c)	Closing	14
(d)	Deliveries at Closing	14
(e)	Adjustments	15
(f)	Cancellation of Options	18
(g)	Sellers’ Representative	19

3.	Representations and Warranties Concerning Transaction.	20
(a)	Sellers’ Representations and Warranties	20
(b)	Buyer’s Representations and Warranties	21

4.	Representations and Warranties Concerning the Company and its Subsidiaries	24
(a)	Organization, Qualification, and Corporate Power	24
(b)	Capitalization	24
(c)	Noncontravention	24
(d)	Brokers’ Fees	25
(e)	Assets.	25
(f)	Subsidiaries	25
(g)	Financial Statements	26
(h)	Events Subsequent to December 31, 2013	26
(i)	Legal Compliance	26
(j)	Tax Matters	27
(k)	Real Property	28
(l)	Intellectual Property	30
(m)	Contracts.	32
(n)	Insurance	33
(o)	Labor and Employment Matters	34
(p)	Litigation.	35
(q)	Employee Benefits	36
(r)	Environmental, Health, and Safety Matters	38
(s)	Certain Business Relationships with the Company and its Subsidiaries	40
(t)	Books and Records	40
(u)	No Undisclosed Liabilities	40
(v)	Certain Payments and Other Commercial Practices	40
(w)	Accounts Receivable	41
(x)	Customers and Suppliers.	41

(y)	Disclaimer of Other Representations and Warranties	42

5.	Pre-Closing Covenants	42
(a)	Efforts to Consummate; Notices and Consents.	42
(b)	Operation of Business	42
(c)	Reasonable Access; Confidentiality	44
(d)	Notice of Developments	45
(e)	Company 401(k) Plan	45
(f)	Exclusivity.	45

6.	Post-Closing Covenants	46
(a)	General	46
(b)	Litigation Support	46
(c)	Employee Benefits	47
(d)	Tax Matters	47
(e)	Director and Officer Liability and Indemnification.	52
(f)	Non-Competition; Non-Solicitation.	53

7.	Conditions to Obligation to Close	54
(a)	Conditions to Buyer’s Obligation	54
(b)	Conditions to Sellers’ Obligation	55

8.	Remedies for Breaches of This Agreement.	56
(a)	Survival of Representations and Warranties	56
(b)	Indemnification Provisions for Buyer’s Benefit.	57
(c)	Indemnification Provisions for Sellers’ Benefit	58
(d)	Matters Involving Third Parties	59
(e)	Determination of Adverse Consequences	60
(f)	Additional Limitations on Indemnification Obligations.	60
(g)	Exclusive Remedy	61
(h)	Manner of Payment; Escrow	61
(i)	Adjustment to Purchase Price	62
(j)	Mitigation	62
(k)	LJ II and LJ III Liability	62

9.	Termination	62
(a)	Termination of Agreement	62
(b)	Effect of Termination	63

10.	Miscellaneous	63
(a)	[reserved]	63
(b)	Press Releases and Public Announcements	63
(c)	No Third-Party Beneficiaries	64
(d)	Entire Agreement	64
(e)	Successors and Assigns	64
(f)	Counterparts	64

(g)	Headings	64
(h)	Notices	64
(i)	GOVERNING LAW	65
(j)	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL	66
(k)	Amendments and Waivers	67
(l)	Severability	67
(m)	Expenses	67
(n)	Construction	67
(o)	Incorporation of Exhibits, Annexes, and Schedules	67
(p)	Legal Representation	67
(q)	Specific Performance	68
(r)	No Recourse	68
(s)	Guaranty	69

Exhibit A -    Accounting Procedures
Exhibit B -    Knowledge
Exhibit C -    Historical Financial Statements
Exhibit D -     Form of Escrow Agreement
Exhibit E -     Form of Non-Foreign Affidavit
Exhibit F -    Additional Terms and Conditions

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of August 7, 2014 by and among CEHI Acquisition Corporation, a Delaware corporation (“Buyer”), solely for the purposes of Section 10(s) Compass Group Diversified Holdings LLC, a Delaware limited liability company (“Guarantor”), Clean Earth Holdings, Inc., a Delaware corporation (the “Company”), the Persons (as defined below) listed under the heading “Sellers” on the counterpart signature pages hereto (each, a “Seller” and, collectively, “Sellers”), and Littlejohn Fund III, L.P., a Delaware limited partnership, in its capacity as a Seller and as representative of Sellers (“Sellers’ Representative” and, collectively with Buyer, the Company and Sellers, the “Parties”).
Sellers in the aggregate own all of the issued and outstanding capital stock of the Company.
This Agreement contemplates a transaction in which Buyer will purchase from Sellers, and Sellers will sell to Buyer, all of the issued and outstanding capital stock of the Company.
Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:
1.Definitions.

“Accounts Receivable” has the meaning set forth in Section 4(w) below.
“Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (ii) the issuance or acquisition of shares of capital stock or other securities of the Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets.
“Adjustment Amount” has the meaning set forth in Section 2(e)(viii) below.
“Adjustment Escrow Amount” means $2,430,000.
“Adjustment Report” has the meaning set forth in Section 2(e)(ii) below.
“Adverse Consequences” means all claims, damages, liabilities, losses, costs, expenses, fines, penalties, payments and fees, including court costs and reasonable attorneys’ fees and expenses.
“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

“Affiliated Group” means any affiliated group within the meaning of Code §1504(a) or any similar group defined under a similar provision of state, local or foreign law.
“Agreement” has the meaning set forth in the preface above.
“Allocable Portion” means, with respect to each Seller, the percentage set forth opposite each such Seller’s name under the heading “Allocable Portion” on Schedule I attached hereto, which shall be updated as necessary by the Company immediately prior to the Closing to reflect accrued dividends on the Company’s series A preferred stock, par value $.01 per share.
“Ancillary Agreement” means each agreement, document and instrument required to be executed and delivered at Closing, as set forth herein.
“Audited Balance Sheet” has the meaning set forth in Section 4(g) below.
“Backend Sites” means facilities, landfills and other locations at which Processed Materials managed, recycled or treated as part of the business of the Company or each of its Subsidiaries is placed or deposited.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by law to close.
“Buyer” has the meaning set forth in the preface above.
“Buyer Fundamental Representations and Warranties” has the meaning set forth in Section 8(a) below.
“Buyer Indemnified Persons” has the meaning set forth in Section 8(b) below.
“Buyer Plans” has the meaning set forth in Section 6(c) below.
“Cash” means, without duplication, cash and cash equivalents (including marketable securities and short term investments) of the Company and its Subsidiaries calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.
“Closing” has the meaning set forth in Section 2(c) below.
“Closing Date” has the meaning set forth in Section 2(c) below.
“Closing Statement” has the meaning set forth in Section 2(e)(i) below.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” has the meaning set forth in the preface above.
“Company 401(k) Plan” means the Clean Earth Plan, Plan No.002.

“Company Fundamental Representations and Warranties” has the meaning set forth in Section 8(a) below.
“Company Transaction Expenses” means all costs, fees and expenses of the Company and its Subsidiaries owing to third parties incurred on or before the Closing in connection with the preparation, execution and consummation of this Agreement and the transactions contemplated hereby to the extent, if any, unpaid as of immediately prior to Closing, including: (a) any brokerage, finders’ or other advisory fees, costs, expenses, commissions or similar payments; (b) any fees, costs, disbursements or expenses of counsel, accountants or other advisors or service providers and (c) other than the aggregate Option Cancellation Payments, any fees, costs, expenses of, or payments made by, the Company or any of its Subsidiaries related to any transaction bonus, change-of-control payment or other compensatory payments made to any current or former employee or other service provider of the Company or any of its Subsidiaries as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby (but excluding, for the avoidance of doubt, any such arrangements that are implemented by Buyer).
“Company Stockholders’ Agreement” means that certain Stockholders’ Agreement, dated as of October 17, 2005, by and among the Company, LJ II, LJ III, and the other Stockholders (as defined therein) of the Company, as amended by that certain First Amendment of Stockholders’ Agreement, dated as of March 10, 2006, by and among the Company, LJ II, LJ III and the other Stockholders of the Company.
“Confidentiality Agreement” has the meaning set forth in Section 5(c) below.
“Continuing Employees” has the meaning set forth in Section 6(c) below.
“Contract” means any agreement, contract, obligation or undertaking (whether written or oral) that is legally binding.
“Deductible” means: (i) 0.5% of the Enterprise Value; or (ii) if the Buyer has not obtained the Representation and Warranty Insurance Policy after utilizing its reasonable best efforts to do so in accordance with Section 5(g) below, an amount equal to 1.0% of the Enterprise Value.
“Determination Time” means 11:59 p.m., Eastern Standard Time, on the day immediately preceding the Closing Date.
“Disclosure Schedule” has the meaning set forth in Section 4 below.
“Distribution Amount” means the sum of (i) the Estimated Purchase Price minus the Escrow Amount and (ii) the aggregate Exercise Price of the outstanding Options (assuming the exercise thereof as of the Closing Date).
“Employee Benefit Plan” means each material “employee benefit plan” (within the meaning of §3(3) of ERISA), whether or not subject to ERISA, and each material employment,

consulting, independent contractor, bonus, incentive, equity purchase, option or other equity-based, deferred compensation, loan, severance, termination, retention, change of control, reimbursement, collective bargaining or other agreement with any works council or association, profit sharing, pension, retirement, 401(k), vacation and other paid time-off, Code Section 125, medical or other welfare, disability, fringe benefit and any other employee or retiree benefit or compensation plan, funding mechanism (including any funding arrangement intended to qualify as a “voluntary employee benefits association” under Code Section 501(c)(9)), agreement, program, policy or other arrangement, whether or not subject to ERISA , written or unwritten and (i) that is maintained, sponsored or contributed to by the Company or any of its Subsidiaries or any ERISA Affiliates for the benefit of any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries, or the beneficiaries or dependents of any such individual or (ii) under which the Company or any of its Subsidiaries have or may reasonably be expected to have any material liability. The term “Employee Benefit Plan” shall not include any Multiemployer Plan.
“Enterprise Value” means Two Hundred Forty Three Million and 0/100 United States Dollars ($243,000,000).
“Environmental, Health, and Safety Requirements” shall mean all Laws and Orders concerning public health and safety, worker health and safety, and pollution or protection of the environment, including all those relating to Processing Material or the presence, use, production, generation, handling, transportation, treatment, recycling, reuse, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of any Hazardous Material, as such requirements are enacted and in effect on or prior to the Closing Date.
“Environmental Permits” has the meaning set forth in Section 4(r)(ii) below.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business, whether or not incorporated, that, together with the Company and its Subsidiaries, is or would have been, at any date of determination occurring since January 1, 2007, treated as a single employer within the meaning of Code §414.
“Escrow Agent” means SunTrust Bank.
“Escrow Agreement” means that certain Escrow Agreement by and among Buyer, Sellers’ Representative and the Escrow Agent substantially in the form attached here to as Exhibit D.
“Escrow Amount” means the sum of the Indemnity Escrow Amount and the Adjustment Escrow Amount.
“Estimated Cash” has the meaning set forth in Section 2(e)(i)(B) below.

“Estimated Purchase Price” means (A) Enterprise Value, plus (B) Estimated Cash, plus (C) the amount, if any, by which Estimated Working Capital is greater than Target Working Capital, minus (D) the amount, if any, by which Estimated Working Capital is less than Target Working Capital, minus (E) Funded Indebtedness, minus (F) Company Transaction Expenses to the extent paid at Closing pursuant to Section 2(b)(iii).
“Estimated Working Capital” has the meaning set forth in Section 2(e)(i)(A) below.
“Excluded Taxes” has the meaning set forth in Section 6(d)(i)(B) below.
“Exercise Price” means, with respect to any Option, the amount required to be paid by the Optionholder to exercise such Option.
“Family” has the meaning set forth in Section 4(s) below.
“FICA” means the Federal Insurance Contributions Act, as amended.
“Final Cash” has the meaning set forth in Section 2(e)(v) below.
“Final Working Capital” has the meaning set forth in Section 2(e)(v) below.
“Financial Statements” has the meaning set forth in Section 4(g) below.
“Fundamental Representations” has the meaning set forth in Section 8(a) below.
“Funded Indebtedness” means, without duplication, as to the Company and its Subsidiaries, the aggregate amount (including the current portions thereof) of all payment obligations in respect of (a) indebtedness for money borrowed from Persons other than the Company or any of its Subsidiaries, (b) all obligations evidenced by bonds (other than surety bonds, performance bonds, closure bonds and similar instruments), debentures or notes, (c) the amount actually drawn under letters of credit, surety bonds, performance bonds, closure bonds and similar instruments, (d) rate swap transactions, interest rate swap options, foreign exchange transactions, currency swap transactions or any other similar transactions, (e) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in accordance with GAAP, in each case, outstanding as of the Closing Date, (f) all interest expense accrued but unpaid on or related to such indebtedness, (g) any declared but unpaid dividends owing to Sellers, and (h) indebtedness referred to above that is directly or indirectly guaranteed by such Person.
“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.
“Governing Documents” means, with respect to any particular Person: (a) if a corporation, the articles or certificate of incorporation and the bylaws of such entity; (b) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (c) if a limited liability company, the articles or certificate of organization or formation and the operating agreement;

(d) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of such Person; and (e) any amendment, modification or supplement to the foregoing.
“Governmental Entity” means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
“Guarantor” has the meaning set forth in the preamble hereto.
“Guaranty” has the meaning set forth in Section 10(s) below.
“Hazardous Material” means any hazardous wastes, or other wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, or radiation regulated under, including any material, substance or waste defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “toxic waste,” “ hazardous pollutant” or “toxic substance” in, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.), the Occupational Health and Safety Act (29 U.S.C. Section 651, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et. seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, et. seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et. seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Atomic Energy Act (42 U.S.C. Section 2014, et seq.), and Energy Reorganization Act (42 U.S.C. Section 5801 et seq.), each and all as amended, and each state counterpart, or any other Environmental, Health, and Safety Requirements, provided that the term “Hazardous Materials” shall not include Processed Materials.
“Indemnification Portion” means, with respect to each Seller, the percentage set forth opposite such Seller’s name under the heading “Indemnification Portion” on Schedule I attached hereto, which shall be updated as necessary by the Company immediately prior to the Closing to reflect accrued dividends on the Company’s series A preferred stock, par value $.01 per share.
“Indemnified Party” has the meaning set forth in Section 8(d)(i) below.
“Indemnifying Party” has the meaning set forth in Section 8(d)(i) below.
“Indemnity Escrow Amount” means: (i) an amount equal to 1.5% of the Enterprise Value; or (ii) if the Buyer has not obtained the Representation and Warranty Insurance Policy after utilizing its reasonable best efforts to do so in accordance with Section 5(g) below, an amount equal to 3.0% of the Enterprise Value.

“Independent Accountants” means Deloitte LLP , provided that if Deloitte LLP is unable to serve, Buyer and the Sellers’ Representative shall appoint by mutual agreement the office of an impartial nationally recognized firm of independent certified public accountants other than the accountants of Littlejohn, LJ II, LJ III, the Buyer or the Guarantor.
“Insurance Cap” has the meaning set forth in Section 6(e)(ii) below.
“Intellectual Property” means, collectively, all worldwide industrial and intellectual property rights, including rights in or associated with patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, inventions, software, trade secrets and confidential know how.
“IRS” means the Internal Revenue Service of the United States.
“Key Employee” means each of individual set forth on Schedule IV.
“Knowledge of the Company” means the actual knowledge of the individuals set forth on Exhibit B after reasonable inquiry.
“Law” means any applicable federal, state, local, municipal, foreign, international, multinational, or other administrative Order, constitution, decree, judgment, law, ordinance, principle of common law, regulation, rule, statute, or treaty and any statutory or regulatory provisions consolidating, amending or replacing such Law
“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property that is used in the Company’s or any of its Subsidiaries’ business.
“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property.
“Lien” means any mortgage, pledge, lien, encumbrance, charge, security interest, or other restrictions on property ownership interests.
“Littlejohn” has the meaning set forth in Section 10(p) below.
“LJ II” means Littlejohn Fund II, L.P., a Delaware limited partnership.
“LJ III” means Littlejohn Fund III, L.P., a Delaware limited partnership.
“Major Customer” has the meaning set forth in Section 4(x)(i) below.

“Major Supplier” has the meaning set forth in Section 4(w)(ii) below.
“Material Adverse Effect” or “Material Adverse Change” means any event, occurrence or development that has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or operating results of the Company and its Subsidiaries, taken as a whole, or on the ability of Sellers to timely consummate the transactions contemplated hereby; provided, however, that, notwithstanding its materiality, any event, occurrence or development shall not be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change to the extent arising from or related to: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) any changes in financial, banking, or securities markets in general (including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates), (d) changes in Law or GAAP, (e) the entry into, announcement or performance of this Agreement, the taking of any action contemplated or permitted by this Agreement and the other agreements contemplated hereby or the taking of any action (or omission to take any action) with Buyer’s consent, or the identity or business plans of Buyer or its Affiliates, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors or employees; or (e) any failure by the Company or any of its Subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement; provided, however, that clause (e) shall not prevent a determination that any change or effect underlying such failure to meet projections, forecasts or revenue or earnings predictions has resulted in a Material Adverse Effect or a Material Adverse Change (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect or Material Adverse Change); except, in the case of the foregoing clauses (a), (b), (c) and (d), only to the extent the Company and its Subsidiaries, taken as a whole, are disproportionately affected in any material respect by such effect compared to other Persons engaged in the business in which the Company and its Subsidiaries operate.
“Material Contract” has the meaning set forth in Section 4(m) below.
“MoCo” has the meaning set forth in Section 10(p) below.
“Most Recent Balance Sheet Date” has the meaning set forth in Section 4(g)(ii) below.
“Most Recent Financial Statements” has the meaning set forth in Section 4(g)(ii) below.
“Multiemployer Plan” means a multiemployer plan within the meaning of Section 3(37) of ERISA and Section 4001(a)(3) of ERISA, to which the Company or any of its Subsidiaries contributes, has contributed since January 1, 2007, or has, or has had, an obligation to contribute since January 1, 2007.

“Non-Compete Restricted Period” means: (i) the period beginning on the Closing Date and ending on the first anniversary thereof with respect to LJ II, LJ III and other investment funds managed by Littlejohn; and (ii) the period beginning on the Closing Date and ending on the second anniversary thereof with respect to Christopher Dods, Bernard Guerin, Michael Goebner, Steven Sands, Averil Rance and James Hull.
“Non-Solicit Restricted Period” means: (i) for LJ II, LJ III and other investment funds managed by Littlejohn, (A) the period beginning on the Closing Date and ending on the second anniversary thereof with respect to Persons other than Christopher Dods, Bernard Guerin, Michael Goebner, Steven Sands, Averil Rance and James Hull, and (B) the period beginning on the Closing Date and ending on the fifth anniversary thereof with respect to Christopher Dods, Bernard Guerin, Michael Goebner, Steven Sands, Averil Rance and James Hull; and (ii) for each of Christopher Dods, Bernard Guerin, Michael Goebner, Steven Sands, Averil Rance and James Hull, the period beginning on the Closing Date and ending on the second anniversary thereof.
“Objection Notice” has the meaning set forth in Section 2(e)(iii) below.
“Option” means an option to acquire a share of common stock, par value $.01, of the Company granted under the Stock Plan that is outstanding immediately prior to the Closing.
“Option Cancellation Payment” has the meaning set forth in Section 2(f)(i) below.
“Optionholder” means a holder of an Option.
“Order” means any award, decision, injunction, judgment, determination, decree, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Entity or by any arbitrator.
“Ordinary Course of Business” means, with respect to the Company or any of its Subsidiaries, the ordinary course of business consistent with past custom and practice.
“Outside Date” has the meaning set forth in Section 9(a)(iii) below.
“Owned Real Property” means all real property and interest in real property owned in fee by the Company or any of its Subsidiaries.
“Parties” has the meaning set forth in the preface above.
“Permitted Encumbrances” means: (a) taxes, assessments and other governmental levies, fees, or charges that are (i) not due and payable as of the Closing Date or (ii) being contested in good faith by appropriate proceedings; (b) mechanics liens and similar liens for labor, materials, or supplies incurred in the Ordinary Course of Business for amounts that are (i) not delinquent or (ii) being contested in good faith by appropriate proceedings; (c) zoning, building codes, and other land use laws regulating the use or occupancy of any parcel of Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such Real Property; (d) easements, covenants, conditions, restrictions, and other similar matters affecting title to such Real Property and other title defects, all of which do not or would not reasonably be expected to materially impair the use or occupancy of such Real Property in the operation of the business of the Company and its Subsidiaries taken as a whole; (e) any right, interest, Lien or title of a licensor, sublicensor, licensee, sublicensee, lessor or sublessor under any license, lease or other similar agreement or in the Real Property being leased or licensed that do not or would not reasonably be expected to materially impair the use or occupancy of such Real Property in the operation of the business of the Company and its Subsidiaries taken as a whole; and (f) purchase money liens and liens securing rental payments under capital lease arrangements.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity (or any department, agency, or political subdivision thereof).
“Post-Closing Allocable Portion” means, with respect to each Seller, the percentage set forth opposite each such Seller’s name under the heading “Post-Closing Allocable Portion” on Schedule I attached hereto, which shall be updated as necessary by the Company immediately prior to the Closing to reflect accrued dividends on the Company’s series A preferred stock, par value $.01 per share.
“Post-Closing Straddle Period” has the meaning set forth in Section 6(d)(i)(A) below.
“Post-Closing Tax Period” means any Tax period that begins after the Closing Date.
“Post-Closing Tax Returns” has the meaning set forth in Section 6(d)(ii)(A) below.
“Pre-Closing Periods” has the meaning set forth in Section 6(d)(i)(B) below.
“Pre-Closing Straddle Period” has the meaning set forth in Section 6(d)(i)(A) below.
“Pre-Closing Tax Claim” has the meaning set forth in Section 6(d)(vii) below.
“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.
“Processed Material” means any soil, cuttings, liquids, or other material accepted, processed, generated, handled, recycled, treated, placed, deposited and/or disposed as part of the Company’s and/or any of its Subsidiaries’ operations and business.
“Purchase Price” has the meaning set forth in Section 2(b) below.
“Real Property” means, collectively, the Owned Real Property and the Leased Real Property.

“Registered Company Intellectual Property” has the meaning set forth in Section 4(l)(i) below.
“Related Party Contracts” means the Stock Plan and each agreement listed on Section 4(m)(ii) of the Disclosure Schedule.
“Release” means release, spill, leak, discharge, dispose of, pump, pour, emit, empty, inject, leach, dump or allow to escape into or through the environment.
“Representative’s Agreement” has the meaning set forth in Section 2(b) below.
“Representation and Warranty Insurance Policy” means an insurance policy to cover Adverse Consequences due to breaches by the Company of representations or warranties in Section 4 of this Agreement.
“Restricted Business” means the treatment, processing, cleansing, recycling, disposal or beneficial use or reuse of contaminated soils and dredged materials.
“Restricted Parties” means, collectively, LJ II, LJ III, other investment funds managed by Littlejohn, Christopher Dods, Bernard Guerin, Michael Goebner, Steven Sands, Averil Rance and James Hull.
“Restricted Party” means any of the Restricted Parties.
“Restricted Shares” means shares of common stock, par value $.01, of the Company purchased pursuant to Section 6 of the Stock Plan.
“Retained Claims” has the meaning set forth in Section 10(r) below.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Sellers” has the meaning set forth in the preface above and includes all Optionholders.
“Sellers’ Allocable Pre-Closing Taxes” has the meaning set forth in Section 6(d)(ii)(A) below.
“Sellers’ Fundamental Representations and Warranties” has the meaning set forth in Section 8(a) below.
“Sellers’ Representative” has the meaning set forth in the preface above.
“Shares” means, collectively, the issued and outstanding (i) shares of the common stock, par value $.01, of the Company and (ii) shares of the series A preferred stock, par value $.01, of the Company.

“Stock Plan” means the Amended and Restated Clean Earth Holdings, Inc. Equity Incentive Plan, as may be amended from time to time.
“Straddle Period” means any Tax Period beginning on or before the Closing Date and ending after the Closing Date.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary and, unless otherwise expressly provided, shall mean a Subsidiary of the Company.
“Target Working Capital” means $13,973,000.
“Tax” or “Taxes” mean all taxes, or other similar charges, fees, duties, levies or assessments which are imposed by any Taxing Authority, including income, gross receipts, capital stock, net proceeds, ad valorem, payroll, employment, turnover, real, personal and other property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, customs duties, environmental (including under Code § 59A); occupational, interest equalization, windfall profits, unitary, severance and employees’ income withholding, unemployment and Social Security taxes, duties, assessments and charges (including the recapture of any tax items such as investment tax credits), including any interest, penalties or additions to tax related thereto imposed by any Taxing Authority.
“Tax Claim” has the meaning set forth in Section 6(d)(vii) below.
“Tax Dispute” has the meaning set forth in Section 6(d)(viii) below.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Taxing Authority” means any Governmental Entity responsible for the imposition, collection, or administration of Taxes.
“Third Party Claim” has the meaning set forth in Section 8(d)(i) below.

“Transfer Taxes” has the meaning set forth in Section 6(d)(iv) below.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.
“Working Capital” means, with respect to the Company and its Subsidiaries, the current assets set forth on Exhibit A hereto minus the current liabilities set forth on Exhibit A hereto as at the Determination Time. Such current assets and current liabilities shall be calculated in the same manner and using the same methodology set forth on Exhibit A hereto.
2.Purchase and Sale of Shares; Treatment of Options.

(a)Purchase and Sale of Shares. On and subject to the terms and conditions of this Agreement, at the Closing (i) Buyer will purchase and acquire from each Seller, and each Seller will sell, convey, transfer, assign and deliver to Buyer, all of such Seller’s Shares for the consideration specified below in this Section 2 and (ii) the Options shall be governed by Section 2(f) below.

(b)Payment of Estimated Purchase Price and Other Amounts at Closing.
Buyer agrees to make the following payments at the Closing:
(i)to Sellers’ Representative for the benefit of Sellers entitled thereto (other than the Optionholders with respect to their Options) an amount equal to the Estimated Purchase Price minus the Escrow Amount minus the aggregate Option Cancellation Payments, by wire transfer of immediately available funds to a bank account designated in writing to Buyer by Sellers’ Representative not later than three (3) days prior to the Closing;

(ii)to the Company for the benefit of the Optionholders entitled thereto, the aggregate Option Cancellation Payments, by wire transfer of immediately available funds in accordance with wire instructions provided by Sellers’ Representative not later than three (3) days prior to the Closing;

(iii)to the parties specified in writing by Sellers’ Representative not later than three (3) days prior to the Closing, Company Transaction Expenses to be paid at Closing, by wire transfer of immediately available funds, in accordance with wire instructions provided by Sellers’ Representative in such writing;

(iv)to the applicable lenders pursuant to payoff letters (in each case reasonably satisfactory to Buyer) delivered by such lenders prior to the Closing, the Funded Indebtedness to be paid at Closing; and

(v)to the Escrow Agent, the Escrow Amount, to be held by the Escrow Agent in accordance with the Escrow Agreement, by wire transfer of immediately available funds in accordance with wire instructions provided by the Escrow Agent prior to the Closing. The Escrow Amount shall serve as security, and a source of payment, for amounts payable to Buyer pursuant to Section 2(e), if any, and the Indemnity Escrow Amount shall serve

(vi) as security, and a source of payment, for amounts payable to Buyer pursuant to Section 8(b), if any.

Upon receipt of the payments set forth in Section 2(b)(i), subject to the Sellers' Representative’s Agreement, dated as of the date hereof, between Sellers’ Representative and Sellers (the “Representative’s Agreement”), Sellers’ Representative shall remit to each Seller (other than an Optionholder with respect to such Optionholder’s Options) the portion of the Distribution Amount allocated to such Seller in accordance with such Seller’s Allocable Portion. The Estimated Purchase Price shall be subject to post-Closing adjustment as set forth below in Section 2(e) (the Estimated Purchase Price as so adjusted, the “Purchase Price”).
(c)Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Morrison Cohen LLP, 909 Third Avenue, New York, New York 10022 commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or at such other time or on such other date or at such other place as Buyer and Sellers’ Representative may mutually determine (the day on which the Closing takes place being the “Closing Date”). All transactions contemplated by this Agreement to occur on or as of the Closing Date will be deemed to have occurred simultaneously and to be effective as of 12:01 a.m., Eastern Standard Time, on the Closing Date.

(d)Deliveries at Closing.

(i) At the Closing, each Seller will deliver to Buyer: (A) stock certificates representing all of such Seller’s Shares, if any, not previously delivered to the Sellers’ Representative in accordance with Section 5(h), endorsed in blank or accompanied by duly executed assignment documents; (B) a properly executed IRS Form W-9; and (C) a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in the form attached hereto as Exhibit E.
(ii) At the Closing, Sellers’ Representative will deliver (or cause to be delivered) to Buyer: (A) the Escrow Agreement executed by Sellers’ Representative and the Escrow Agent; (B) a certificate of good standing (or equivalent certificate) for each of the Company and each Subsidiary for the jurisdiction of its organization, together with a certified copy of the certificate of organization (or equivalent organizational document) (and all amendments thereto) for each such entity, in each case issued by the applicable Secretary of State as of a recent date; (C) certified copies of the resolutions of the managers (or the applicable governing body) of each Seller that is not an individual and the Company, authorizing and approving the consummation of the transactions contemplated by this Agreement; and (D) resignations of each director and officer of the Company and its Subsidiaries.
(iii) At the Closing, Buyer will (A) make the payments required by Section 2(b) above in accordance with Section 2(b); (B) deliver to Sellers’ Representative the Escrow

Agreement executed by Buyer and the Escrow Agent; and (C) deliver certified resolutions of the board of directors of Buyer authorizing and approving the consummation of the transactions contemplated by this Agreement.
(iv) At the Closing, the Company will pay the aggregate Option Cancellation Payments pursuant to Section 2(f)(ii) subject to Section 2(f)(iii).
(e)Adjustments

(i)Not later than three (3) days prior to the Closing, Sellers’ Representative shall deliver to Buyer a written statement (the “Closing Statement”) setting forth Sellers’ estimate of (A) Working Capital as of the Determination Time (“Estimated Working Capital”), and (B) Cash as of the Determination Time (“Estimated Cash”). Sellers’ Representative shall prepare the Closing Statement in good faith in accordance with GAAP on a consistent basis with that used in the preparation of the Financial Statements, but, in any event, with respect to Working Capital consistent with the methodology for calculating Working Capital set forth on Exhibit A hereto.

(ii)As soon as is reasonably practicable after the Closing Date, but not more than seventy-five (75) days after the Closing Date, Buyer shall prepare and deliver to Sellers’ Representative a report (the “Adjustment Report”) showing in reasonable detail Buyer’s computation of (A) Working Capital as of the Determination Time, and (B) Cash as of the Determination Time, which Adjustment Report shall be prepared in good faith in accordance with GAAP on a consistent basis with that used in the preparation of the Financial Statements, but, in any event, with respect to Working Capital consistent with the methodology for calculating Working Capital set forth in Exhibit A hereto. The Adjustment Report shall not be amended without the consent (which consent shall not be unreasonably withheld or delayed) of Sellers’ Representative after it has been delivered to Sellers’ Representative other than to correct computational and other manifest errors.

(iii)Within thirty (30) days after receipt of the Adjustment Report, Sellers’ Representative, by written notice to Buyer, may object to the computation of Working Capital and/or Cash as set forth in the Adjustment Report, setting forth in such notice (the “Objection Notice”) Sellers’ Representative’s objection in reasonable detail to Buyer’s calculation of Working Capital and/or Cash, and Sellers’ Representative’s proposal with respect to the calculation of Working Capital and/or Cash. Within thirty (30) days following timely delivery of the Objection Notice, Sellers’ Representative and Buyer shall attempt, in good faith, to resolve all disputes between them concerning any matter set forth in the Objection Notice. If Buyer and Sellers’ Representative cannot resolve such disputes within such thirty (30) day period, then (i) the matters in dispute shall be determined by the Independent Accountants, and (ii) the Independent Accountants shall be engaged by Sellers’ Representative and Buyer within five (5) days after the later to occur of the expiration of such thirty (30) day period and written notice from either Sellers’ Representative or Buyer to the other of its desire to engage the Independent Accountants. Promptly, but not later than thirty (30) days after acceptance of this appointment, the Independent Accountants shall determine (based solely on presentations by

Sellers’ Representative and Buyer to the Independent Accountants, and not by independent review) only those items in dispute and will render to Sellers’ Representative and Buyer a written report as to its resolution of such terms and resulting calculations of Working Capital as of the Determination Time and/or Cash as of the Determination Time. In determining each disputed item, the Independent Accountants may not assign a value to such item greater than the greatest value for such item claimed by either Buyer or Sellers’ Representative or less than the lowest value for such item claimed by either Buyer or Sellers’ Representative. For the purposes of the Independent Accountants’ calculations, the amounts to be included shall be the amounts from the Adjustment Report as to items that are not in dispute, and the amounts determined by the Independent Accountants as to items from the Objection Notice that are submitted for resolution by the Independent Accountants. Sellers’ Representative and Buyer shall cooperate with the Independent Accountants in making its determination and such determination shall be conclusive and binding upon the Parties. The fees and disbursements of the Independent Accountants shall be paid by Buyer, on the one hand, and Sellers, on the other hand, on an inversely proportional basis, based upon the relative difference between the amounts in dispute that have been submitted to the Independent Accountants and the Independent Accountants’ calculation of Working Capital as of the Determination Time and/or Cash as of the Determination Time. Solely by way of example, if Buyer claims in the Adjustment Report that Working Capital is $1,000,000, Sellers’ Representative claims in the Objection Notice that Working Capital is $1,500,000, and the Independent Accountants determines that Working Capital is $1,100,000, then Buyer shall pay 20% of the Independent Accountants’ fees and disbursements and Sellers shall pay 80% of the Independent Accountants’ fees and disbursements. Buyer and Sellers shall each pay their own fees and expenses related to such determination.

(iv)Buyer will make the work papers (including, without limitation, the work papers of its independent accountants and of the Company’s independent accountants) and back up materials used in preparing the Adjustment Report and the books, records and financial staff of the Company and its Subsidiaries available to Sellers’ Representative and its accountants and other representatives at reasonable times and upon reasonable notice at any time during (A) the preparation by Buyer of the Adjustment Report, (B) the review by Sellers’ Representative of the Adjustment Report, and (C) the period when any disputes concerning any matter set forth in the Objection Notice remain unresolved.

(v)If Sellers’ Representative does not timely deliver an Objection Notice, then Sellers shall be deemed to have accepted the calculation of Working Capital as of the Determination Time and/or Cash as of the Determination Time, in each case as set forth in the Adjustment Report. The term “Final Working Capital” shall mean (x) Working Capital as of the Determination Time as set forth in the Adjustment Report if Sellers’ Representative accepts the Adjustment Report as delivered or does not timely deliver an Objection Notice, or (y) Working Capital as of the Determination Time as determined pursuant to Section 2(e)(iii) above, if Sellers’ Representative timely delivers an Objection Notice. The term “Final Cash” shall mean (x) the Cash as of the Determination Time as set forth in the Adjustment Report if Sellers’ Representative accepts the Adjustment Report as delivered or does not timely deliver an

Objection Notice, or (y) the Cash as of the Determination Time as determined pursuant to Section 2(e)(iii) above, if Sellers’ Representative timely delivers an Objection Notice.

(vi)If Final Working Capital is greater than Estimated Working Capital, then the Estimated Purchase Price shall be increased by the amount of such difference. If Final Working Capital is less than Estimated Working Capital, then the Estimated Purchase Price shall be decreased by the amount of such difference. If Final Cash is greater than Estimated Cash, then the Estimated Purchase Price shall be increased by the amount of such difference. If Final Cash is less than Estimated Cash, then the Estimated Purchase Price shall be decreased by the amount of such difference.

(vii)If the Purchase Price (as finally determined in accordance with this Section 2(e)) is greater than the Estimated Purchase Price, then Buyer shall pay to Sellers’ Representative and the Company such difference, in such proportion as Sellers’ Representative shall advise Buyer in writing, within five (5) days after the Purchase Price is finally determined. Subject to the Representative’s Agreement, (A) each Seller (other than an Optionholder with respect to such Optionholder’s Options) shall be entitled to receive from Sellers’ Representative such Seller’s Post-Closing Allocable Portion of such payment from Buyer and (B) each Optionholder shall be entitled to receive with respect to such Optionholder’s Options from the Company through payroll as set forth in Section 2(f)(ii), such Optionholder’s Post-Closing Allocable Portion of such payment from Buyer. In addition, within five (5) days after the Purchase Price is finally determined, Buyer and the Sellers’ Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release to (A) the Sellers’ Representative such portion of the Adjustment Escrow Amount as is allocable to the Sellers, other than Optionholders with respect to their Options, for further payment in accordance with the Representative’s Agreement to each Seller (other than an Optionholder with respect to such Optionholder’s Options), who shall be entitled to receive from Sellers’ Representative such Seller’s Post-Closing Allocable Portion of such payment and (B) the Company the balance of the Adjustment Escrow Amount for further payment by the Company to each Optionholder in accordance with each Optionholder’s Post-Closing Allocable Portion through payroll as set forth in Section 2(f)(ii).

(viii)If the Purchase Price (as finally determined in accordance with this Section 2(e)) is less than the Estimated Purchase Price (the difference between the two, the “Adjustment Amount”), then, within five (5) days after the Purchase Price is finally determined: (A) if the Adjustment Amount exceeds the Adjustment Escrow Amount, (1) Buyer and the Sellers’ Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Buyer the entire Adjustment Escrow Amount, and (2) each Seller shall pay to Buyer such Seller’s Post-Closing Allocable Portion of the difference between the Adjustment Amount and the Adjustment Escrow Amount (provided, however, that Buyer shall have the option, upon written notice to Sellers’ Representative, to have some or all of such difference between the Adjustment Amount and the Adjustment Escrow Amount paid to Buyer from the Indemnity Escrow Amount, in which case Buyer and the Sellers’ Representative shall, promptly upon the Sellers’ Representatives receipt of such notice, deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Buyer such amount from the Indemnification Escrow Amount), and (B) if the Adjustment Amount is less than the Adjustment Escrow Amount, Buyer and the Sellers’ Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Buyer the Adjustment Amount and release the remaining portion of the Adjustment Escrow Amount to (1) the Sellers’ Representative such portion of such remaining portion as is allocable to the Sellers, other than Optionholders with respect to their Options, for further payment in accordance with the Representative’s Agreement to each Seller (other than an Optionholder with respect to such Optionholder’s Options), who shall be entitled to receive from Sellers’ Representative such Seller’s Post-Closing Allocable Portion of such payment and (2) the Company the balance of the Adjustment Escrow Amount (remaining after such release to Sellers’ Representative) for further payment by the Company to each Optionholder in accordance with each Optionholder’s Post-Closing Allocable Portion through payroll as set forth in Section 2(f)(ii).

(f)Cancellation of Options

(i)At the Closing, by virtue of the Closing and without any action on the part of the Company or any Optionholder, each outstanding Option shall be cancelled and each Optionholder shall have the right to receive from the Company pursuant to Section 2(f)(ii) below, in exchange for such cancellation (A) a single lump sum cash payment equal to such Optionholder’s Allocable Portion of the Distribution Amount with respect to such Optionholder’s Options less the aggregate Exercise Price for such Options (the “Option Cancellation Payment”), (B) the right to receive such Optionholder’s Post-Closing Allocable Portion of any additional Purchase Price pursuant to Section 2(e)(vii), (C) the right to receive such Optionholder’s Post-Closing Allocable Portion of any remaining portion of the Adjustment Escrow Amount pursuant to Section 2(e)(vii) or Section 2(e)(viii)(B)(2), (D) the right to receive such Optionholder’s Post-Closing Allocable Portion of any payments pursuant to Section 6(d)(iii) and/or Section 6(d)(vi) and (E) the right to receive such Optionholder’s Post-Closing Allocable Portion of the Indemnity Escrow Amount released from escrow pursuant to Section 8(h)(ii)(B).

(ii)Each Optionholder shall receive (x) at the Closing, such Optionholder’s Option Cancellation Payment from the Company through the Company’s payroll system and (y) promptly after the Company has received such funds, the amount to which such Optionholder is entitled pursuant to Section 2(e)(vii), Section 2(e)(viii)(B)(2), Section 6(d)(iii), Section 6(d)(vi), and Section 8(h)(ii)(B) in respect of such Optionholder’s Options through the Company’s payroll system. The Company shall deduct and withhold, or cause to be deducted and withheld, from such Option Cancellation Payment and the payments to be made pursuant to Section 2(e)(vii), Section 2(e)(viii)(B)(2), Section 6(d)(iii), Section 6(d)(vi) and Section 8(h)(ii)(B) such amounts as are required to be deducted and withheld with respect to such payments, in each case under the Code, or any provision of applicable U.S. federal, state, local or foreign Tax Laws, including the employee’s share of FICA taxes and any applicable state, local or foreign payroll Taxes normally imposed on an employee with respect to compensation. To the extent that such amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Optionholders in respect of which such deduction and withholding was made. For the avoidance of doubt, the Option Cancellation Payments (A) shall be deemed made on the Closing Date and any corresponding Tax deductions shall be allocated to the taxable period (or portion thereof) ending on the Closing Date and (B) shall be includible in each Optionholder’s income on the Closing Date.

(iii)At least three Business Days before the Closing, the Company shall contact, and provide all necessary information (including any updated information as it becomes available within the three Business Day period before the Closing) to, its payroll service provider to set-up a special payroll for the Option Cancellation Payments to enable such payroll service provider to automatically pay the Option Cancellation Payments on the Closing Date once the Buyer has funded the aggregate Option Cancellation Payments in accordance with Section 2(b)(ii).

(g)Sellers’ Representative

(i)As the representative of Sellers, Sellers’ Representative shall act as the agent for Sellers and shall have authority to bind each Seller in accordance with this Agreement, the Representative’s Agreement and the Escrow Agreement. Buyer may rely on such appointment and authority until receipt of notice of the appointment of a successor Sellers’ Representative upon thirty (30) days prior written notice to Buyer.
(ii)Sellers’ Representative, in its capacity as Sellers’ Representative, shall have no liability to Buyer for any default under this Agreement or the Escrow Agreement by any Seller, including any default under Section 2(d).

(iii)The decision of each Seller to sell the Shares (or Options, as the case may be) pursuant to this Agreement has been made by such Seller independently of any other Seller and independently of any information, materials, statements or opinions as to the terms and conditions of this Agreement and any Ancillary Agreement that may have been made or given by Sellers’ Representative, any other Seller or by any agent, employee or other representative of Sellers’ Representative, or any other Seller, and neither Sellers’ Representative nor any Seller or any of their respective agents, employees or other representatives shall have any liability to any other Seller (or any Person) relating to or arising from any such information, materials, statement or opinions, except as expressly provided in a written agreement, if any, between or among Sellers.

(h)Notwithstanding any other provision of this Agreement, the Buyer and the Company shall be entitled to (i) deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to the Sellers such amounts as may be required to be deducted or withheld therefrom under any provision of federal, state, local or foreign Tax Law, provided, however, that, the Buyer or the Company, as applicable, shall notify the Sellers’ Representative at least fourteen (14) days prior to making such deduction and withholding and that the Buyer or the Company, as applicable, and the Sellers’ Representative shall attempt to resolve any dispute relating to whether Tax Law requires the deduction and withholding to be made subject to the dispute resolution procedures of Section 6(d)(viii); and (ii) request and be provided with any necessary Tax forms, including IRS Form W-9 or the appropriate version of IRS Form W-8, as applicable, or any similar information or documents. To the extent such amounts are so deducted or withheld and paid over to the appropriate Taxing Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Seller to whom such amounts otherwise would have been paid.

3.Representations and Warranties Concerning Transaction.

(a)Sellers’ Representations and Warranties. Subject to the information set forth in Schedule II attached hereto, each Seller, solely as to such Seller, represents and warrants to Buyer as of the date hereof as follows:
(i)Organization of Certain Sellers. Such Seller (if a corporation or other entity) is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation (or other formation).

(ii)Authorization of Transaction. Such Seller has full power and authority (including full corporate or other entity power and authority, if such Seller is an entity) to execute and deliver this Agreement and to perform such Seller’s obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws affecting the enforcement of creditors’ rights generally and equitable principles. Such Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity or other Person in order to consummate the transactions contemplated by this Agreement, other than (A) compliance with and filings and notices under applicable Environmental, Health and Safety Requirements, (B) those that may be required solely by reason of Buyer being the buyer of the Shares, and (C) those that are not material, individually or in the aggregate. If such Seller is an entity, the execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which such Seller is a party have been duly authorized by such Seller.

(iii)Noncontravention. The execution, delivery and performance of this Agreement by such Seller and, at Closing, each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby, will not (A) if such Seller is an entity, violate any provision of its Governing Documents, (B) violate any Law, Order, or other restriction of any Governmental Entity to which such Seller is subject, (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material Contract or other arrangement to which such Seller is a party or by which such Seller is bound or to which any of such Seller’s assets is subject, or (D) result in the imposition or creation of a Lien upon or with respect to such Seller’s Shares.

(iv)Brokers’ Fees. Such Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, other than the fees or commissions of Houlihan Lokey Capital, Inc.

(v)Shares; Options. Such Seller holds of record and owns beneficially the number of Shares and/or Options set forth opposite such Seller’s name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than restrictions under the Securities Act, state securities laws, the Company Stockholders’ Agreement, the Stock Plan, and the related equity award agreements, in each case, as applicable), taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Such Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any equity securities of the Company or any of its Subsidiaries (other than this Agreement and the Company Stockholders’ Agreement). Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any equity securities of the Company or any of its Subsidiaries.

(b)Buyer’s Representations and Warranties. Subject to the information set forth in Schedule III attached hereto, Buyer represents and warrants to Sellers as of the date hereof as follows:

(i)Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation (or other formation).

(ii)Authorization of Transaction. Buyer has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and equitable principles. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity or other Person in order to consummate the transactions contemplated by this Agreement, other than (A) compliance with and filings and notices under applicable Environmental, Health and Safety Requirements, (B) those that may be required solely by reason of Sellers being the sellers of the Shares, and (C) those that are not material, individually or in the aggregate. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which Buyer is a party have been duly authorized by Buyer.

(iii)Noncontravention. The execution, delivery and performance of this Agreement by Buyer and, at Closing, each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby, will not (A) violate any provision of its Governing Documents, (B) violate any Law, Order, or other restriction of any Governmental Entity to which Buyer is subject or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

(iv)Brokers’ Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(v)Investment. Buyer is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. Buyer acknowledges that the Shares are not registered under the Securities Act, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(vi)Availability of Funds. Buyer has cash available or has existing borrowing facilities or firm financing commitments that together are sufficient to enable it to pay the Estimated Purchase Price and the Purchase Price and to consummate the transactions contemplated by this Agreement. Any such facilities or commitments are available as of the date hereof for purposes of consummating the transactions contemplated by this Agreement and are not subject to further due diligence or any other contingency whatsoever. True and correct copies of any such facilities and commitments have been provided by Buyer to Sellers’ Representative.

(vii)No Reliance; Independent Investigation.

(A)In connection with entering into this Agreement and each other Ancillary Agreement to which Buyer is a party, Buyer hereby represents that: (i) none of Sellers, the Company or any of the Company’s Subsidiaries is acting as a fiduciary or financial or investment adviser to Buyer; (ii) Buyer is not relying (for purposes of entering into this Agreement or otherwise) upon any advice, counsel or representations (whether written or oral) of Sellers, the Company or any of the Company’s Subsidiaries, other than the express representations and warranties made by Sellers and the Company in this Agreement and each Ancillary Agreement; (iii) Buyer consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own decisions with respect to entering into this Agreement based upon its own judgment and upon any advice from such advisers it has deemed necessary and not upon any view expressed by Sellers, the Company or any of the Company’s Subsidiaries; (iv) Buyer is entering into and/or delivering this Agreement and each Ancillary Agreement with a full understanding of all the terms, conditions and risks hereof and thereof (economic and otherwise), and it is capable of and willing to assume (financially and otherwise) those risks; and (v) Buyer is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement and any Ancillary Agreement.

(B)Buyer acknowledges that it and its representatives and agents and counsel have been permitted full and complete access to the books and records, facilities, equipment, Tax Returns, all contracts, insurance policies (or summaries thereof) and other properties and assets of the Company and its Subsidiaries that it and its representatives, agents and counsel have desired or requested to see and/or review, and that it and its representatives, agents and counsel have had a full opportunity to meet with the officers and knowledgeable employees of the Company and its Subsidiaries to discuss the business of the Company and its Subsidiaries.

(C)Buyer understands that Sellers, the Company, and their counsel will rely on the accuracy and truth of the foregoing representations set forth in this Section 3(b)(vii), and Buyer hereby consents to such reliance.

(viii)Disclaimer Regarding Projections. In connection with Buyer’s investigation of the Company, Buyer has received from Sellers and/or the Company and their respective representatives certain projections, estimates and other forecasts. Buyer acknowledges that there are uncertainties inherent in attempting to make such projections, estimates and other forecasts, that Buyer is familiar with such uncertainties, that Buyer has conducted its own evaluation of the adequacy and accuracy of all projections, estimates and other forecasts so furnished to it, and any reliance by Buyer on such projections, estimates and other forecasts and plans shall be at its sole risk, subject to and without limiting any other representations made herein.

(ix)No Additional Representations. Buyer acknowledges that none of Sellers, the Company or any other Person has made any representation or warranty, expressed or implied, as to the Company or any of its Subsidiaries or the accuracy or completeness of any information regarding the Company and its Subsidiaries furnished or made available to Buyer and its representatives, except as expressly set forth in this Agreement, any Ancillary Agreement or the Disclosure Schedule. Buyer hereby acknowledges and agrees that, except to the extent specifically set forth in Section 3(a) and in Section 4, Buyer is purchasing the Shares, and so is acquiring the assets of the Company and its Subsidiaries, without any representation or warranty as to merchantability or fitness for any particular purpose, in an “as is” condition and on a “where is” basis.

(x)Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, the Company and each of its Subsidiaries will be able to pay their respective debts as they become due and will own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement, the Company and each of its Subsidiaries will have adequate capital available to carry on their respective businesses.

(xi)Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyer's knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

4.Representations and Warranties Concerning the Company and its Subsidiaries. Subject to the information set forth in the disclosure schedule delivered by the Company to Buyer on the date hereof (the “Disclosure Schedule”), the Company represents and warrants to Buyer as of the date hereof as follows:

(a)Organization, Qualification, and Corporate Power. The Company and its Subsidiaries are duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of organization. The Company and its Subsidiaries are duly authorized to conduct business and is in good standing under the Laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. The Company and each of its Subsidiaries has all requisite corporate or limited liability company, as applicable, power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Company and each of its Subsidiaries. Except as disclosed on Section 4(a) of the Disclosure Schedule, true and complete copies of the Governing Documents for the Company and each Subsidiary have been made available to Buyer, in each case as currently in effect.

(b)Capitalization. The authorized capital stock of the Company consists of (i) 4,000,000 shares of Common Stock, par value $.01 per share, of which 2,040,311.0693 shares are issued and outstanding (including 213,336.6 Restricted Shares that shall become vested in connection with the Closing), and (ii) 250,000 shares of Preferred Stock, par value $.01 per share, of which 150,000 shares are designated as 8% Series A Preferred Stock; 119,763.0376 shares of which are issued and outstanding. As of the date hereof, the Company has granted or issued and has outstanding Options and Restricted Shares under the Stock Plan relating to 306,420.60 shares of common stock, par value $.01, of the Company, and Options or Restricted Shares relating to up to 492,943 shares of common stock, par value $.01, of the Company remain available for grant under the Stock Plan. All Options shall become vested and exercisable as of the Closing. No share of capital stock of the Company is held in treasury. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in Section 4(b) of the Disclosure Schedule. Except as set forth in Section 4(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as set forth in Section 4(b) of the Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Immediately prior to the Closing, the Shares held by Sellers will constitute all of the issued and outstanding equity interests of the Company.

(c)Noncontravention. Except as set forth on Section 4(c) of the Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and, at

Closing, each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby, will not (i) violate any Law, Order, or other restriction of any Governmental Entity to which the Company or any of its Subsidiaries is subject or any provision of the Governing Documents of the Company or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Material Contract or other arrangement to which the Company or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Except as set forth on Schedule 4(c) of the Disclosure Schedule, none of the Company or any of its Subsidiaries is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity or other Person in connection with the execution, delivery and performance of this Agreement and, at Closing, each Ancillary Agreement to which it is a party and to consummate the transactions contemplated by this Agreement, other than (A) compliance with and filings and notices under applicable Environmental, Health and Safety Requirements, (B) those that may be required solely by reason of Buyer being the buyer of the Shares, and (C) those that are not material, individually or in the aggregate.

(d)Brokers’ Fees. Neither the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, other than the fees or commissions of Houlihan Lokey Capital, Inc.

(e)Assets.

(i)The Company and each of its Subsidiaries (A) have good and valid title to, a valid leasehold interest in, or a valid license to use, all of the material tangible personal properties and assets used by it or shown on the Audited Balance Sheet or acquired thereafter, free and clear of all Liens, except for (i) properties and assets disposed of in the Ordinary Course of Business since the date of the Audited Balance Sheet, (ii) Permitted Encumbrances and (iii) liens securing Funded Indebtedness, and (B) at Closing will have good and valid title to, a valid leasehold interest in, or a valid license to use, all of the material tangible personal properties and assets used by it or shown on the Audited Balance Sheet or acquired thereafter, free and clear of all Liens, except for (i) properties and assets disposed of in the Ordinary Course of Business since the date of the Audited Balance Sheet, and (ii) Permitted Encumbrances.

(ii)The equipment owned or leased by the Company and its Subsidiaries are in good operating condition, ordinary wear and tear excepted, and are adequate for the uses to which they are being put.

(f)Subsidiaries. Section 4(f) of the Disclosure Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation or formation, as applicable, (ii) the number of shares or units, as applicable, of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares or units, as applicable, of each class of its capital stock, the names of the holders thereof, and the number of shares or units, as applicable, held by each such holder, and (iv) the number of shares or units, as applicable, of its capital stock held in treasury. All of the issued and outstanding shares or units, as applicable, of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. Except for the Subsidiaries set forth in Section 4(f) of the Disclosure Schedule, the Company or one of its Subsidiaries (A) holds of record and owns beneficially as of the date hereof all of the outstanding shares of each Subsidiary of the Company free and clear of any preemptive rights, restrictions on transfer or Liens (other than Permitted Encumbrances and liens securing Funded Indebtedness), and (B) will hold of record and own beneficially at Closing all of the outstanding shares of each Subsidiary of the Company free and clear of any preemptive rights, restrictions on transfer or Liens (other than Permitted Encumbrances). Except for the Subsidiaries set forth in Section 4(f) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries owns or has any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests in, any Person.

(g)Financial Statements. Attached hereto as Exhibit C are true and complete copies of the following financial statements (collectively, the “Financial Statements”): (i) the audited consolidated balance sheet of the Company and its Subsidiaries as of each of December 31, 2013 (the “Audited Balance Sheet”) and December 31, 2012 and audited statements of income, changes in stockholders’ equity and cash flows for the fiscal years then ended; and (ii) the unaudited consolidated balance sheets and statements of income and cash flows (the “Most Recent Financial Statements”) as of and for the six months ended June 30, 2014 (the “Most Recent Balance Sheet Date”) for the Company and its Subsidiaries, including in each case, any notes thereto. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP, consistently applied, and present fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries as of such dates and the results of operations and cash flows of the Company and its Subsidiaries for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

(h)Events Subsequent to December 31, 2013. Except as set forth in Section 4(h) of the Disclosure Schedule, since December 31, 2013, (i) there has not been any Material Adverse Change, (ii) the Company and each of its Subsidiaries has conducted its business only in the Ordinary Course of Business, and (iii) none of the Company or any of its Subsidiaries has taken any action or omitted to take any action which, if taken or omitted to be taken after the date hereof, would require the consent of Buyer in accordance with Section 5(b) other than Sections 5(b)(ix) and 5(b)(xi).

(i)Legal Compliance; Governmental Permits.

(i)The Company and each of its Subsidiaries is, and at all times since the date of the Audited Balance Sheet has been, in material compliance with all applicable Laws and Orders of any Governmental Entity, except that Section 4(r) contains the sole and exclusive representations and warranties of the Company with respect to the matters set forth therein.

(ii)The Company and each of its Subsidiaries has all material approvals, permits and licenses of Governmental Entities, and has made all notifications, registrations, certifications, renewals and filings with all such material approvals, permits and licenses, in each case to the extent necessary or advisable for the operation of the business of the Company and its Subsidiaries. All such material approvals, permits and licenses are in the possession of the Company or such Subsidiary, are in full force and effect and the Company or such Subsidiary, as applicable, is operating in material compliance therewith.

(j)Tax Matters

(i)The Company and each of its Subsidiaries has filed all of its United States federal Tax Returns and other material Tax Returns that it was required to file. All such Tax Returns were true, correct and complete in all material respects. All material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on such Tax Return) have been paid. No written claim has been made within the past 3 years by any authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. Each of the Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and the Company and each of its Subsidiaries has materially complied with all filings required with respect thereto, including without limitation IRS Forms W-2 and 1099.

(ii)Section 4(j) of the Disclosure Schedule lists all Tax Returns with respect to the Company and its Subsidiaries for taxable periods ended on or after December 31, 2010 that have been audited, and indicates those Tax Returns, if any, that currently are the subject of audit. The Sellers have made available to Buyer correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by the Company or any of its Subsidiaries since December 31, 2010.

(iii)There is no dispute concerning any Tax Liability or Tax Return of the Company or any of its Subsidiaries that is either pending (having been raised in writing by a Taxing Authority), or to the Knowledge of the Company, threatened by any Taxing Authority. No audit or other proceedings raised by a Taxing Authority in writing is pending or, to the Knowledge of the Company, threatened with respect to any Taxes due from or with respect to the Company or its Subsidiaries. The Company has delivered to the Buyer all Tax examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries.

(iv)Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is currently in effect.

(v)Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement.

(vi)Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

(vii)There are no Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(viii)Neither the Company nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated, combined or unitary Tax Return (other than an Affiliated Group the common parent of which is the Company) or (B) has a liability for the Taxes of another Person (other than, in the case of the Company, the Company’s Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) or as a transferee or successor, by contract, or otherwise.

(ix)Except for any representations related to Taxes in Section 4(q), this Section 4(j) contains the sole and exclusive representations and warranties of the Company with respect to any Tax matters.

(x)Notwithstanding anything to the contrary in this Agreement, the Company and its Subsidiaries make no representations or warranties in respect of the existence, amount or usability of the Tax attributes of the Company and its Subsidiaries for Tax periods (or portions thereof) beginning on or after the Closing Date, including, without limitation, net operating losses, capital loss carry forwards, foreign tax credit carry forwards, asset bases, research and development credits and depreciation periods.

(xi)Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date (including for the avoidance of doubt the Post-Closing Straddle Period) as a result of any (A) change in method of accounting under Code § 481 (or any corresponding or similar provision of state, local or non-U.S. income Tax law) for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date; or (F) election under Code § 108(i).

(xii)Within the past 3 years, neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.

(xiii)Neither the Company nor any of its Subsidiaries is or has been a party to any “listed transaction,” as defined in Code §6707A(c)(2) and Reg. §1.6011-4(b)(2).

(k)Real Property

(i)Section 4(k) of the Disclosure Schedule contains a list of all Owned Real Property and Leased Real Property, including the address of each such property.

(ii)With respect to each Owned Real Property:

(A)except as set forth in Section 4(k) of the Disclosure Schedule, the Company or one of its Subsidiaries (1) has good and marketable fee simple title thereto, free and clear of all Liens, except Permitted Encumbrances and liens securing Funded Indebtedness, and (2) will have at Closing good and marketable fee simple title thereto, free and clear of all Liens, except Permitted Encumbrances;

(B)except as set forth in Section 4(k) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and

(C)except as set forth in Section 4(k) of the Disclosure Schedule, there are no outstanding options to purchase such Owned Real Property or any portion thereof or interest therein.

(iii)With respect to each Leased Real Property:

(A)Section 4(k) of the Disclosure Schedule sets forth the address of each Leased Real Property and a list of all Leases for each such Leased Real Property. The Company has made available to Buyer a true and complete copy of each such Lease.

(B)except as set forth in Section 4(k) of the Disclosure Schedule, with respect to each such Lease, the transactions contemplated by this Agreement do not require the consent of any other party to such Lease and will not result in a breach of or default under such Lease;

(C)(A)    except as set forth in Section 4(k) of the Disclosure Schedule, no notice of default has been received or delivered by the Company or any of its Subsidiaries under any Lease; and

(D)neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof.

(iv)The Owned Real Property identified in Section 4(k) of the Disclosure Schedule and the Leased Real Property identified in Section 4(k) of the Disclosure Schedule comprise all of the real property used in the business of the Company or any of its Subsidiaries. Neither the Owned Real Property nor, to the Knowledge of the Company, any Leased Real Property is the subject of any condemnation action and, to the Knowledge of the Company, there is no proposal under consideration by any Governmental Entity to which the

Company or any of its Subsidiaries is subject to take or use any of the Owned Real Property or Leased Real Property. Each parcel of the Owned Real Property and the Leased Real Property has access on a public way, which access is sufficient for its current use. To the Knowledge of the Company, the Owned Real Properties and the Leased Real Properties, including the buildings, plants and structures located thereon, are in good operating condition, ordinary wear and tear excepted, and are adequate for the uses to which they are being put.

(l)Intellectual Property

(i)Section 4(l) of the Disclosure Schedule identifies each issued patent and each trademark and copyright registration that has been issued to the Company or any of its Subsidiaries and each pending patent application and trademark application which the Company or any of its Subsidiaries has made (collectively, “Registered Company Intellectual Property”), and identifies each license, agreement, or other permission that the Company or any of its Subsidiaries has granted to any third party with respect to any of its owned intellectual property.

(ii)Neither the Company nor any of its Subsidiaries is party to any written licenses, sublicenses, agreements, or permissions pursuant to which the Company or such Subsidiary uses any third party intellectual property (other than for commercially available computer software programs licensed under “shrink wrap” or other comparable standard form licenses, or non-exclusive internal use licenses granted to the Company or any of its Subsidiaries by vendors in the ordinary course of business pursuant to commercial Contracts the primary purpose of which does not involve the license of Intellectual Property).

(iii)Except as set forth on Section 4(l) of the Disclosure Schedule, to the Knowledge of the Company, there are no facts or circumstances existing as of the date hereof that would render any Registered Company Intellectual Property invalid or unenforceable. The Company and/or its Subsidiaries are currently in compliance in all material respects with all applicable legal requirements (including but not limited to timely payment of registration, maintenance and renewal fees) with respect to each item of Registered Company Intellectual Property.

(iv)Except as set forth in Section 4(l) of the Disclosure Schedule, the Company and each of its Subsidiaries (1) owns, free of any Liens, other than Permitted Encumbrances and liens securing Funded Indebtedness, and (2) at Closing will own, free of any Liens, other than Permitted Encumbrances, or has the right to use pursuant to license, sublicense, agreement, or other permission, all Intellectual Property necessary for the operation of their respective businesses as presently conducted. Notwithstanding the following assignments of the CLEAN EARTH trademark registration (U.S. Reg. No. 1740437) registered with the United States Patent and Trademark Office, Company or its Subsidiary owns, free and clear of any Liens, defects in chain of title, licenses or other restrictions, all right, title and interest in the CLEAN EARTH trademark registration (U.S. Reg. No. 1740437) registered with the United States Patent and Trademark Office: (i) the assignment by Nike, Inc. to BRS, Inc., recorded at reel/frame 1117/0165; (ii) the assignment by U.S. Plastic Lumber Corp., U.S. Plastic Lumber

Ltd., The Eaglebrook Group, Inc., U.S. Plastic Lumber Finance Corporation, and U.S. Plastic Lumber IP Corporation to AMPAC Capital Solutions, LLC, recorded at reel/frame 3384/0899; and (iii) the assignment by AMPAC Capital Solutions, LLC to Trimax Building Productions, Inc. or Trimax Building Products, Inc., recorded at reels/frames 3384/0934 and 3417/0661. Without limiting any other representation or warranty in this Agreement, neither the Company nor its Subsidiaries has received any written notice, claim or threatened claim from any of the foregoing parties regarding a claim by such party to the ownership of, or challenging Company’s or its Subsidiaries’ ownership of, the CLEAN EARTH trademark registration (U.S. Reg. No. 1740437) registered with the United States Patent and Trademark Office.

(v)To the Knowledge of the Company, the conduct of the Company’s and its Subsidiaries’ business as presently conducted as of the Closing Date, does not violate in any material respect any right in the Intellectual Property of any third party, or, to the Knowledge of the Company, infringe or misappropriate any right in the Intellectual Property of any other party, and neither the Company nor any of its Subsidiaries has received any written notice asserting any such infringement or misappropriation. There is no pending or, to the Knowledge of the Company, threatened, claim or litigation contesting the validity, ownership or right of the Company or its Subsidiaries to exercise any Intellectual Property right of the Company or its Subsidiaries, nor is there, to the Knowledge of the Company or its Subsidiaries, any reasonable basis for any such claim. Neither the Company nor its Subsidiaries have received any written notice asserting that any of its Intellectual Property or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor is there, to the Knowledge of the Company or its Subsidiaries, any reasonable basis for any such claim.

(vi)To the Company’s Knowledge, no current or former employee, consultant or independent contractor of the Company or its Subsidiaries: (a) is in material violation of any proprietary rights assignment agreement, non‑disclosure agreement, non-competition agreement or any similar Contract with any other party by virtue of such employee, consultant, or independent contractor being employed by, or performing services for, the Company or its Subsidiaries or using trade secrets or proprietary information of any third party without permission; or (b) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for the Company or its Subsidiaries that is subject to any Contract under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. The Company has taken commercially reasonable steps to protect, preserve and maintain the secrecy and confidentiality of the Company’s and its Subsidiaries’ confidential information and to preserve and maintain the Company’s and its Subsidiaries interests and rights in their Intellectual Property. Except as set forth in Section 4(l) of the Disclosure Schedule, to the Knowledge of the Company, no current or former director, officer, employee, consultant or independent contractor of the Company has any reasonable basis for claiming any right, license, title or interest whatsoever in or with respect to any material Intellectual Property owned by the Company or its Subsidiaries.

(vii)To the Knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Company or its Subsidiaries by any third party, including by any current or former employee, consultant or independent contractor of the Company or its Subsidiaries. Except as set forth in Section 4(l) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has granted in writing any exclusive license of or right to use, or authorized in writing the retention of any exclusive rights to use or joint ownership of, any of the Intellectual Property owned by the Company or such Subsidiary, as applicable.

(m)Contracts.

Section 4(m) of the Disclosure Schedule lists all of the following Contracts (other than purchase orders) to which the Company or any of its Subsidiaries is a party (collectively, “Material Contracts”):
(i)Any Contract (or group of related Contracts) pursuant to which the Company or any of its Subsidiaries is obligated to make payments or entitled to receive payments, after the date hereof, in excess of $1,000,000;

(ii)Any Contract with any Seller or any Affiliate of any Seller (other than the Company and its Subsidiaries), except with respect to remuneration for services rendered as a director, officer or employee of the Company or any of its Subsidiaries;

(iii)Any Contract under which the Company or any of its Subsidiaries has advanced or loaned any amount to any of its directors, officers, or employees;

(iv)Any Contract under which the Company or any of its Subsidiaries has any outstanding indebtedness, obligation or liability for borrowed money or has the right or obligation to incur any such indebtedness, obligation or liability in excess of $500,000;

(v)Any bonds or Contracts of guarantee in which the Company or any of its Subsidiaries acts as a surety or guarantor with respect to any obligation (fixed or contingent) of another Person (other than the Company or any of its Subsidiaries) in excess of $100,000;
(vi)Any Contract containing non-competition provisions prohibiting or restricting the Company or any of its Subsidiaries from competing in any business or geographical area;

(vii)Any Contract relating to the ownership of or investment in any business or enterprise (other than the Company or any of its Subsidiaries), including partnerships, investments in joint ventures, minority equity investments and similar Contracts;

(viii)Any collective bargaining or labor Contract;

(ix)Any employment, independent contractor or consulting Contract, in each case, with annual payments or severance or termination payments in excess of $100,000;

(x)Any power of attorney or other similar Contract or grant of agency;

(xi)Any Contract with a government or government agency;

(xii)Any material broker, agent, sales representative, dealer, distribution or similar Contract;

(xiii)Any Contract containing or providing for an express undertaking to be responsible for consequential, special or liquidated damages or penalties or to indemnify any other party unless in the Ordinary Course of Business; and

(xiv)Any agreement entered into after January 1, 2014 providing for the acquisition or disposition of assets for an amount in excess of $500,000 outside of the Ordinary Course of Business.
Except as set forth in Section 4(m) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is (with or without the lapse of time or the giving of notice, or both) in material breach or default of or under any Material Contract, and, to the Knowledge of the Company, no other party to any such Material Contract is (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder. To the Knowledge of the Company, except as set forth in Section 4(m) of the Disclosure Schedule, no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration under any Material Contract, except for breaches, defaults and events that would not, individually or in the aggregate, reasonably be expected to be material. Each Material Contract is in full force and effect and neither the Company nor any of its Subsidiaries has received any written notice of the intention of any Person to cancel or terminate any Material Contract or that any party to any such Contract intends to fail to renew such Contract. The Company has made available to Buyer a correct and complete copy of each written Contract (as amended to date) listed in Section 4(m) of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral Contract referred to in Section 4(m) of the Disclosure Schedule.
(n)Insurance

(i)Section 4(n) of the Disclosure Schedule sets forth the following information with respect to each material insurance policy to which the Company or any of its Subsidiaries is currently a party, a named insured, or otherwise the beneficiary of coverage:

(A)The name and address of the agent;

(B)The name of the insurer, the name of the policyholder, and the name of each covered insured; and

(C)The policy number and the period of coverage.

(ii)With respect to each such insurance policy (except for policies the Company or any of its Subsidiaries, as the case may be, has intentionally canceled or allowed to expire): (A) the policy is legal, valid, binding, enforceable, and in full force and effect and will remain in full force through the Closing Date; and (B) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy. No notice of cancellation or termination has been received by the Company or any of its Subsidiaries with respect to any such policy. True and complete copies of each such policy as currently in effect have been made available to the Buyer.

(iii)Section 4(n) of the Disclosure Schedule describes any self-insurance arrangement by or affecting the Company or any Subsidiary, including any reserves established thereunder.

(o)Labor and Employment Matters

(i)Except as set forth in Section 4(o)(i) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other similar agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by the Company or its Subsidiaries. Within the past three (3) years, there has not occurred or been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime, or other similar labor activity with respect to any employee of the Company or its Subsidiaries and, to the Knowledge of the Company, no event has occurred or circumstance exists that may provide the basis of any such strike, slowdown, picketing, work stoppage, concerted refusal to work overtime, or other similar labor activity. There are no material employment or employment-related disputes involving the Company or its Subsidiaries currently subject to any Proceeding or, to the Knowledge of the Company, threatened. The Company and its Subsidiaries have complied in all material respects with all applicable Laws pertaining to the employment, classification of employees, or termination of employment of their employees, including all such laws relating to labor relations, equal employment opportunities, immigration, wage and hour laws, health and safety, fair employment practices, workers’ compensation, prohibited discrimination and other similar employment activities. No unfair labor practice Proceeding is pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any other federal, state, local, and foreign government (and all agencies thereof) with respect to any employee or independent contractor, and the Company and its Subsidiaries are in material compliance with any applicable collective bargaining or similar union agreement. Neither the Company nor any of its Subsidiaries is subject to any order to bargain by the National Labor Relations Board with respect to any employee.

(ii)Neither the Company nor any Subsidiary, as applicable, has been notified in writing or, to the Knowledge of the Company, orally by a Key Employee that such Key Employee may terminate his or her employment with the Company or a Subsidiary following the date of this Agreement. Except as set forth in Section 4(o)(ii) of the Disclosure Schedule, all Employees are terminable “at will” by the Company or any Subsidiary without material cost or penalty to the Company or such Subsidiary, and are employed by the Company and any Subsidiary. A true and complete copy of the current version of each policy manual and handbook provided to or governing the employees of the Company or any Subsidiary, and copies of the application forms and form of offer letters currently being used by the Company or any Subsidiary in connection with the hiring of new employees, have been made available to the Buyer.

(iii)Neither the Company nor any Subsidiary has, in the last three years, effectuated a "plant closing" or "mass layoff" (as defined in the WARN Act) affecting any single site of employment (as defined in the WARN Act). Except as set forth on Section 4(o) of the Disclosure Schedule, none of the employees of the Company or any Subsidiary will have suffered an "employment loss" under the WARN Act in the six months prior to the date hereof.

(iv)The Company and each Subsidiary has made all required payments due to Employees and to its unemployment compensation reserve accounts with the appropriate federal, state, local, and foreign governments (and all agencies thereof) of the jurisdictions where it is required to maintain such accounts.

(p)Litigation.

(i)Except as set forth on Section 4(p) of the Disclosure Schedule, (A) there are no Proceedings pending or, to the Knowledge of the Company, threatened, against the Company or its Subsidiaries or seeking to enjoin the transactions contemplated by this Agreement and (B) to the Knowledge of the Company, no event has occurred or circumstance exists that would reasonably be expected to give rise to, or serve as a basis for, the commencement of any Proceeding, or series of related Proceedings arising from the same facts or circumstances, that would reasonably be expected to result in monetary damages or otherwise cause the Company or any of its Subsidiaries to suffer Adverse Consequences in excess of $250,000.

(ii)Except as set forth on Section 4(p) of the Disclosure Schedule, (A) there is no Order to which the Company or any of the Subsidiaries, or any of the assets owned or used by the Company or any Subsidiary, is subject, (B) each of the Company and the Subsidiaries is in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is subject, (C) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary, is subject; and (D) neither the Company nor any Subsidiary has, at any time in the past five years, received any written notice or, to the Knowledge of the Company, oral notice or other communication from any Governmental Entity or any other Person regarding any actual or potential violation of, or failure to comply with, any term of any Order to which the Company or any Subsidiary, has been subject, except where such violation or failure to comply would not reasonably be expected to have a Material Adverse Effect.

(q)Employee Benefits

(i)Section 4(q)(i) of the Disclosure Schedule lists each Employee Benefit Plan. With respect to each Employee Benefit Plan, the Company and its Subsidiaries have provided or made available to Buyer true and complete copies of: (i) such Employee Benefit Plan, if written, or a description of such Employee Benefit Plan if not written and (ii) to the extent applicable to such Employee Benefit Plan: all trust agreements, custodial agreements, administrative agreements, investment advisory and investment management agreements, insurance contracts or other funding arrangements; administrative committee and investment committee documents and minutes; the three (3) most recent Forms 5500 required to have been filed and all schedules thereto; the most recent IRS determination letter and all material correspondence relating thereto; all pending IRS determination letter applications; all current employee handbooks or manuals; all current summary plan descriptions; all material written communications received from or sent to the IRS or Department of Labor; and all amendments and modifications to any such document.

(ii)Except as disclosed in Section 4(q)(ii) of the Disclosure Schedule, each Employee Benefit Plan has been operated and administered in material compliance with its terms and has been established, operated and administered in compliance with all applicable Laws, including ERISA and the Code, and all contributions and premiums required to have been paid by the Company or its Subsidiaries to any Employee Benefit Plan under the terms of any such Employee Benefit Plan or its related trust, insurance contract or other funding arrangement, or pursuant to any applicable Law have been paid within the time prescribed by any such Employee Benefit Plan, arrangement or applicable Law. There is no material action, claim, complaint, investigation, petition, suit, or other proceeding in Law or in equity pending or, to the Knowledge of the Company, threatened against , or arising out of, any Employee Benefit Plan or the assets of any Employee Benefit Plan (other than routine claims for benefits) and, to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such material action, claim, complaint, investigation, petition, suit, or other proceeding. No Employee Benefit Plan is or, within the last six(6) years, has been the subject of (i) an examination or audit by a Governmental Entity, or (ii) except as disclosed in Section 4(q)(ii) of the Disclosure Schedule, an application or filing under, or a participant in, a Government Entity-sponsored amnesty, voluntary compliance, self-correction or similar program.

(iii)Each Employee Benefit Plan intended to be qualified under Code §401(a), and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under Code §501(a) and nothing has occurred since the date of such determination letter that will adversely affect such qualification or tax-exempt status. All amendments and actions required to bring each Employee Benefit Plan into conformity with applicable provisions of all applicable Laws, including, without limitation, ERISA and the Code, have been made or taken, except to the extent that such amendments or actions are not required by applicable Law to be made or taken until after the Closing Date. None of the Company or its Subsidiaries or any current or former employee, officer, director, or independent contractor of the Company or any of its Subsidiaries has incurred any material liability (including as a result of any indemnification obligation) arising out of or relating to Code §409A, and no condition exists that would reasonably be expected to subject such person to any material liability (including as a result of any indemnification obligation) arising out of or relating to Code §409A.

(iv)No Employee Benefit Plan is (i) a “multiple employer plan” for purposes of §4063, §4064 or §4066 of ERISA, (ii) a “multiemployer plan” within the meaning of §3(37) or §4001(a)(3) of ERISA, (iii) subject to Code §412 or §302 or Title IV of ERISA, or (iv) a “multiple employer welfare arrangement” as defined in §3(40) of ERISA. None of the Company or its Subsidiaries or any ERISA Affiliate has incurred any material liability (including as a result of any indemnification obligation) under Title I or Title IV of ERISA for which the Company or its Subsidiaries would reasonably be expected to be liable, and except as set forth in Section 4(q)(iv) of the Disclosure Schedule, no condition exists that would reasonably be expected to subject the Company or its Subsidiaries (or any of their assets), either directly or by reason of affiliation with an ERISA Affiliate, to any Tax, fine, Lien, encumbrance, or other material liability imposed by ERISA, the Code or other applicable Law. There has been no prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available with respect to any Employee Benefit Plan. Neither the Company nor any Subsidiary nor, to the Knowledge of the Company, their respective current and former employees, officers and directors have material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of assets of any Employee Benefit Plan.

(v)No current or former employee, officer, director or independent contractor of the Company or its Subsidiaries is or will become entitled to death or post-employment death or medical benefits by reason of service to the Company or its Subsidiaries, other than coverage mandated by Code §4890B.

(vi)Except as set forth in Section 4(q)(vi) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer, director or independent contractor of the Company or its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such individual or require any contributions or payments to fund any obligations under any Employee Benefit Plan, (iii) cause the Company or any Subsidiary to transfer or set aside any assets to fund any Employee Benefit Plan, (iv) limit or restrict the right to amend, terminate or transfer the assets of any Employee Benefit Plan, or (v) otherwise give rise to any material liability under any Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event or events) will not give rise to any payment (or acceleration of vesting of any amounts or benefits) that will be an “excess parachute payment” as defined in Code §280G.

(vii)Section 4(q)(vii) of the Disclosure Schedule lists each Multiemployer Plan. No event has occurred with respect to any Multiemployer Plan that presents a material risk of a complete or partial withdrawal of the Company or any Subsidiary thereof under Subtitle E of Title IV of ERISA, and neither the Company nor any of its Subsidiaries has, since January 1, 2007, withdrawn in a complete or partial withdrawal from any Multiemployer Plan or incurred any contingent liability under Section 4204 of ERISA. To the Knowledge of the Company, no Multiemployer Plan listed in Section 4(q)(vii) of the Disclosure Schedule is in “reorganization” or “insolvent” or in endangered or critical status under Pension Protection Act of 2006 funding rules; and the Company has made available to Buyer the approximate amount of withdrawal liability that would be incurred if the Company and its Subsidiaries were to completely withdraw from all such listed Multiemployer Plans as of the most recent date available.

(viii)None of the Company or any of the Subsidiaries has any legally binding plan or commitment to create any additional Employee Benefit Plan or modify or change any existing Employee Benefit Plan that could be reasonably expected to result in additional liabilities.

(ix)Each Employee Benefit Plan may be amended or terminated without penalty other than the funding or payment of benefits or fees incurred through the date of termination.

(x)During all relevant time periods, neither the Company 401(k) Plan nor any other Employee Benefit Plan has owned (i) any debt or equity interests of or in the Company, the Subsidiaries, or any ERISA Affiliate, or (ii) any non-publicly-traded asset.

(r)Environmental, Health, and Safety Matters

Except as set forth in Section 4(r) of the Disclosure Schedule:
(i)Since August 1, 2009, the Company and each of its Subsidiaries have materially complied, and are in material compliance, with Environmental, Health, and Safety Requirements, and, neither the Company nor any of its Subsidiaries, in the last five years, have been notified in writing concerning an alleged violation of Environmental, Health, and Safety Requirements at any Backend Sites relating to Processed Materials, and there is no Order issued under Environmental, Health, and Safety Requirements to which the Company or any Subsidiary is subject.

(ii)The Company and each of its Subsidiaries have obtained, and timely filed any required renewals with respect to, and at all times materially complied with, and is in material compliance with, all approvals, permits, licenses and authorizations of Governmental Entities that are required pursuant to Environmental, Health, and Safety Requirements (“Environmental Permits”) for the occupation of their Owned Real Property and Leased Real Property and the operation of their business, all of which Environmental Permits are in full force and effect. A list of all Environmental Permits issued to the Company or its Subsidiaries is set forth in Section 4(r) of the Disclosure Schedule.

(iii)To the Knowledge of the Company, the Backend Sites have obtained all Environmental Permits required for the acceptance of all materials delivered to the Backend Sites by, on behalf of, or from the Company or any of its Subsidiaries.

(iv)Neither the Company nor any of its Subsidiaries has received any written notice, demand, inquiry, or claim regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements in the last three years or that has not been substantially resolved.

(v)Neither the Company nor any of its Subsidiaries has received any written notice, demand, inquiry, or claim alleging liability on the part of the Company or any of its Subsidiaries for the disposal of Hazardous Materials or Processed Materials at a site subject to investigation, inquiry or Order by a Governmental Entity, or any material Adverse Consequences, including any investigatory, remedial or corrective obligations, relating to the Company or any of its Subsidiaries or their respective Owned Real Property and Leased Real Property, business and operations, arising under Environmental, Health, and Safety Requirements.

(vi)Neither the Company nor any of its Subsidiaries have treated, used, stored, processed, placed, disposed of, arranged for or permitted the disposal of, transported, handled, produced, distributed, exposed any person to, released, spilled, discharged or emitted any Hazardous Materials or Processed Material in material violation of Environmental, Health and Safety Requirements, or in a manner that has given rise, or would be reasonably anticipated to give rise, to material Adverse Consequences pursuant to Environmental, Health and Safety Requirements.

(vii)Neither the Company nor any of its Subsidiaries have expressly assumed or undertaken any material Adverse Consequences, including without limitation any obligation for corrective or remedial action, of any other Person arising under Environmental, Health and Safety Requirements.

(viii)The Company has made available to Buyer in its Intralinks document data-room, correct and complete copies of (i) all material Environmental Permits currently in effect; and (ii) results of any material reports, studies, analyses, tests, or monitoring, in the possession of the Company or any of its Subsidiaries pertaining to Hazardous Material or Processed Material in, on, or under their property or facilities (excluding analysis, studies, tests or reports concerning Hazardous Material or Processed Material in the Ordinary Course of Business), or concerning compliance by the Company or any of its Subsidiaries or Backend Sites with Environmental, Health and Safety Requirements.

(ix)Neither this Agreement nor the consummation of the transactions contemplated by this Agreement will result in a requirement prior to or as of Closing to transfer any Environmental Permit or obtain consent from any Governmental Entity with respect to any Environmental Permit, or any obligations for site investigation or cleanup under the New Jersey Industrial Site Recovery Act.

(x)This Section 4(r) contains the sole and exclusive representations and warranties of the Company with respect to any Environmental, Health and Safety Requirements.

(s)Certain Business Relationships with the Company and its Subsidiaries. Except as set forth in Section 4(s) of the Disclosure Schedule, no officer, director, shareholder or Affiliate of any Seller, the Company or any Subsidiary or, to the Knowledge of the Company, any individual in any such officer's, director's or shareholder's Family, is a party to any Contract or involved in any business relationship with the Company or any Subsidiary (other than employment Contracts entered into in the Ordinary Course of Business) or has any ownership interest in any property or right, tangible or intangible, used by the Company or its Subsidiaries. For purposes of this Section 4(s), “Family” means, with respect to each individual, (i) such individual’s spouse, (ii) a parent, child, sibling, nephew or niece of such individual or such individual’s spouse, and (iii) any other natural person who resides with such individual.

(t)Books and Records. Except as set forth in Section 4(t) of the Disclosure Schedule, the books of account, minute books and equity ownership records of the Company and each Subsidiary will be in the possession of the Company or the applicable Subsidiary at the Closing.

(u)No Undisclosed Liabilities. Except as set forth in Section 4(u) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or other obligations of a type required to be reflected on a balance sheet prepared in accordance with GAAP, other than (a) liabilities reserved against or otherwise disclosed in the Most Recent Financial Statements or in the financial notes to the Audited Balance Sheet, (b) current liabilities arising since the date of the Audited Balance Sheet in the Ordinary Course of Business, (c) liabilities under this Agreement or in connection with the transactions contemplated by this Agreement, and (d) liabilities for the payment or performance of executory obligations required by the terms of, or arising under, any Contract to which the Company or any Subsidiary or their assets are bound (other than as a result of a breach, nonperformance or default by the Company or any Subsidiary under any such Contract).

(v)Certain Payments and Other Commercial Practices. Except as set forth in Section 4(v) of the Disclosure Schedule, neither the Company or any Subsidiary nor, to the Knowledge of the Company, any director, officer, employee, agent or representative of the Company or any Subsidiary, or any other person acting on the behalf of the Company or any Subsidiary, has directly or indirectly, whether through Affiliates, partners, officers, employees, agents or representatives, paid, offered, promised, authorized or agreed to give any monies, gift or other thing of value or benefit, whether in cash or kind, and whether or not pursuant to a written contract, to any official or employee of any Governmental Entity (including an official or employee of any public international organization or government-owned business or enterprise), or to any political party, employee or director thereof, or any candidate for a political position or any political subdivision, in each case, for the purpose of influencing any act or decision of such official or employee (A) to further the business of the Company or any of its Subsidiaries, (B) to assist the Company or any of its Subsidiaries in connection with any actual or proposed transaction in connection with the operations of the Company or any of its Subsidiaries, or (C) in violation of any law, including but not limited to the United States Foreign Corrupt Practices Act of 1977, as amended.

(w)Accounts Receivable. All accounts receivable of the Company and any Subsidiary that are reflected in the Audited Balance Sheet or the Most Recent Financial Statements or the accounting records of the Company or any Subsidiary as of the Closing Date (collectively, the “Accounts Receivable”) represent or will represent valid obligations of the respective account debtors arising from sales actually made or services actually performed in the Ordinary Course of Business. All reserves in respect of the Accounts Receivable reflected in the Audited Balance Sheet or the Most Recent Financial Statements have been calculated consistent with past practice in accordance with GAAP consistently applied.

(x)Customers and Suppliers.

(i)Set forth on Section 4(x) of the Disclosure Schedule is a list of the ten (10) largest customers of the Company and its Subsidiaries (each a “Major Customer”) in terms of annual gross sales for the trailing 12-month period ended December 31, 2013 and for calendar year 2014 year-to-date (through June 30, 2014). Except as set forth on Section 4(x) of the Disclosure Schedule, no Major Customer has notified the Company or any Subsidiary in writing that it will be discontinuing or terminating its business relationship with the Company or any Subsidiary or modifying its business relationship with the Company or any Subsidiary in a way that would reasonably be expected to materially and adversely affect the Company or any Subsidiary (in each case, other than in accordance with the terms of any existing Contract without any action by the parties thereto).

(ii)Except as set forth on Section 4(x) of the Disclosure Schedule, no vendor or supplier to whom the Company or any Subsidiary has paid consideration for goods or services rendered in an amount greater than or equal to $1,000,000 for either the calendar year ending December 31, 2013 or $500,000 for calendar year 2014 year-to-date (through June 30, 2014) (each a “Major Supplier”) has notified the Company or any Subsidiary in writing that it will be discontinuing or terminating its business relationship with the Company or any Subsidiary or modifying its business relationship with the Company or any Subsidiary in a way that would reasonably be expected to result in a material reduction in revenues or increase in costs or otherwise reasonably be expected to materially and adversely affect the Company or any Subsidiary (in each case, other than in accordance with the terms of any existing Contract without any action by the parties thereto).

(iii)Except as set forth on Section 4(x) of the Disclosure Schedule, neither the Company nor any Subsidiary is engaged in a dispute with any Major Customer or Major Supplier that would reasonably be expected to result in a material reduction in revenues or increase in costs or otherwise reasonably be expected to materially and adversely affect the Company or any Subsidiary.

(y)Disclaimer of Other Representations and Warranties. Except as expressly set forth in Section 3(a) and in this Section 4, and in the Ancillary Documents, none of the Company or the Sellers make any representation or warranty, express or implied, at law or in equity, in respect of the Company, its Subsidiaries, or any of their respective assets, liabilities or operations, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

5.Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

(a)Efforts to Consummate; Notices and Consents.

(i)Each Party will use such Party’s reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).
(ii)The Company shall, and shall cause each of its Subsidiaries to, timely give any notices to third parties, prepare any applications required for filing with Governmental Entities, and shall use its reasonable best efforts to obtain any third party consents, in each case, as set forth in Section 5(a) of the Disclosure Schedule; provided, however, that the Company shall not be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

(iii)Each Party will timely give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies necessary to consummate the transactions contemplated by this Agreement, as applicable.

(iv)In the event any claim, action, suit, investigation or other proceeding by any governmental agency or other Person is commenced which questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the Parties agree to cooperate and use their reasonable best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use their reasonable best efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby.

(b)Operation of Business. Except as contemplated or permitted by this Agreement or as may be required by applicable Law, from the date hereof until the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, conduct their respective businesses only in the Ordinary Course of Business. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except as set forth in Section 5(b) of the

Disclosure Schedule and except as expressly contemplated or permitted by this Agreement, neither the Company nor any of its Subsidiaries shall take any of the following actions without the prior consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned:

(i)(A) declare, set aside or pay any non-cash dividend, or make any other non-cash distribution, in respect of the outstanding capital stock of the Company or any of its Subsidiaries; (B) split, combine or reclassify any of the outstanding capital stock of the Company or any of its Subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the outstanding capital stock of the Company or any of its Subsidiaries; or (C) purchase, redeem or otherwise acquire any shares of outstanding capital stock of the Company or any of its Subsidiaries or any rights, warrants or options to acquire any such shares;

(ii)issue, sell or grant any shares of the capital stock of the Company or any of its Subsidiaries, any other of their respective voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities except pursuant to agreements set forth on Section 5(b)(ii) of the Disclosure Schedule;

(iii)amend the Governing Documents of the Company or any of its Subsidiaries;

(iv)(A) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or assets comprising a business or any substantial amount of property or assets in or of any other Person or (B) dispose, transfer or lease any material property or assets, except for acquisitions or dispositions effected in the Ordinary Course of Business;

(v)mortgage, pledge or subject to any Lien (other than Permitted Encumbrances) any material portion of the assets of the Company or any of its Subsidiaries;

(vi)make any material change in the tax accounting or financial accounting principles used by the Company or any of its Subsidiaries, except insofar as may be required by a change in applicable Law or applicable accounting principles;

(vii)fail to use its commercially reasonable efforts to preserve intact its assets, business and relationships with third parties and to keep available the services of its Key Employees and other officers;

(viii)except for normal increases made in the Ordinary Course of Business or as required by applicable law or any Employee Benefit Plan, (A) materially increase the compensation or fringe benefits of any present or former officer, director or employee of the Company or its Subsidiaries, or (B) grant any equity in the Company or any of its Subsidiaries or any award based on such equity;

(ix)enter into any Contract that would be a Material Contract pursuant to Section 4(m)(i), (ii), (v), (vi), (vii), (viii), or (xiv) if entered into prior to the date hereof and that cannot be terminated by the Company on less than 30 days prior notice without penalty or any continuing obligation to perform services;

(x)sell, assign, lease, transfer or otherwise dispose of any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets;

(xi)hire or terminate the employment of, any employee with a salary in excess of $100,000, other than in the Ordinary Course of Business;

(xii)make any loans or advances to, or guarantees for the benefit of, any other Person (except participant loans made by the Company 401(k) Plan);

(xiii)make any Tax election;

(xiv)cause any acceleration of the collection of accounts receivable or delay in paying accounts payable, other than in the Ordinary Course of Business;

(xv)enter into, issue or incur obligations after the date hereof in respect of any surety bonds, performance bonds, closure bonds and similar instruments the aggregate face value of which is, at any time, when aggregated with all other such instruments outstanding at such time, in excess of $12,000,000; or

(xvi)enter into any legally binding commitment, or otherwise commit, to take any of the actions prohibited by this Section 5(b).

(c)Reasonable Access; Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, permit representatives of Buyer (including legal counsel and accountants), upon reasonable prior notice to Sellers’ Representative, to have reasonable access during normal business hours, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), Contracts, instruments and documents of or pertaining to the Company and each of its Subsidiaries. Prior to the Closing, without the prior written consent of Sellers’ Representative, which may be withheld for any reason, Buyer shall not contact any suppliers to, or customers of, the Company or any of its Subsidiaries, and Buyer shall have no right to perform invasive or subsurface investigations of the Leased Real Property or the Owned Real Property. Buyer acknowledges that the information being provided to it in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of a non-disclosure agreement, dated as of April 7, 2014, between Buyer and the Company (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. Effective upon the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Company and its Subsidiaries; provided, however, that Buyer acknowledges that any and all other information provided to it by the Company, any Seller or any representative or agent of the Company or any Seller concerning any Seller shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date; and

provided, further, that Buyer acknowledges that if this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the confidentiality provisions of this Section 5(c) shall nonetheless continue in full force and effect.

(d)Notice of Developments

(i)Prior to the Closing Date, Sellers’ Representative will give prompt written notice to Buyer of any event or development causing a material breach of any of the representations and warranties in Section 4 above. Such written notice pursuant to this Section 5(d)(i) will, except for purposes of Section 7(a)(i), be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in Section 4 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such event or development, but only if such event or development giving rise to such breach occurs after the date of the Agreement and was not the result of any gross negligence or willful misconduct of any Seller or of any officer or director of the Company.

(ii)Each Party will give prompt written notice to the other Parties of any material adverse development that results in a breach of any of such Party’s representations and warranties set forth in Section 3 above. No disclosure by any Party pursuant to this Section 5(d)(ii), however, shall be deemed to amend or supplement Schedule II, Schedule III or the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

(e)Company 401(k) Plan. Unless the Buyer notifies Sellers’ Representative at least five (5) Business Days prior to the Closing Date of Buyer’s decision not to terminate the Company 401(k) Plan, the Company shall (i) terminate the Company 401(k) Plan immediately prior to the Closing Date, by resolutions adopted by the Company’s Board of Directors reasonably acceptable to Buyer, which acceptance will not be unreasonably delayed, conditioned or withheld, (ii) simultaneously amend the Company 401(k) Plan to the extent necessary to comply with all applicable Laws to the extent not previously amended, (iii) notify all participants in the Company 401(k) Plan of the plan’s termination, and the consequences thereof, prior to the Closing Date, and (iv) deliver to Buyer at Closing (A) an IRS Form 5310 determination letter application (completed to Buyer’s reasonable satisfaction), and (B) all supporting documentation (reasonably satisfactory to Buyer) relating to such IRS Form 5310 and the termination of the Company 401(k) Plan.

(f)Exclusivity.

(i)Until the earlier of the Closing or such time as this Agreement is terminated in accordance with Article 9, the Sellers and the Company shall not, and shall cause each of the Company, its Subsidiaries and the respective representatives and Affiliates of each of the Sellers, the Company and the Subsidiaries not to, directly or indirectly, (A) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (B) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (C) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Sellers shall immediately cease and cause to be terminated, and shall cause each of the Company, its Subsidiaries and the respective representatives and Affiliates of each of the Sellers, the Company and the Subsidiaries to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons (other than the Buyer and its Affiliates) conducted heretofore with respect to, or that could lead to, an Acquisition Proposal.

(ii)In addition to the other obligations under this Section 5(f), Sellers shall promptly (and in any event within three (3) Business Days after receipt thereof by any Seller or any of their respective representatives) advise Buyer orally and in writing of any Acquisition Proposal made after the date hereof.

(iii)Sellers agree that the rights and remedies for noncompliance with this Section 5(f) shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

(g)Representation and Warranty Insurance. The Buyer shall use its reasonable best efforts to obtain a Representation and Warranty Policy and, in connection therewith, procure the insurer’s agreement to exclude any provision therefrom providing for subrogation against the Sellers except in the case of fraud. The Buyer shall provide a copy of any such Representation and Warranty Policy that it obtains to the Sellers’ Representative.

(h)Seller Shares. Promptly after the date hereof, each Seller shall deliver, or cause to be delivered, to the Sellers’ Representative (i) stock certificates representing all of such Seller’s Shares, in each case endorsed in blank or accompanied by duly executed assignment documents. Further, each Seller hereby unconditionally authorizes the Sellers’ Representative to deliver at Closing all such stock certificates and executed assignment documents then held by the Sellers’ Representative to Buyer on such Seller’s behalf in satisfaction of such Seller’s obligation under Section 2(d)(i), all without further authorization, consent, approval or other action on the part of any Seller.

6.Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

(a)General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each Party will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below).

(b)Litigation Support. In the event and for so long as any Party actively is contesting or defending against any Proceeding in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company or any of its Subsidiaries, each of the other Parties shall cooperate with such Party and such Party’s counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

(c)Employee Benefits. Unless otherwise directed by the Company’s chief executive officer, for a period of not less than one (1) year following the Closing Date, Buyer shall, or shall cause the Company and its Subsidiaries to, provide the individuals who are employees of the Company or any of its Subsidiaries (including, but not limited to, employees who are not actively at work on account of illness, disability or leave of absence consistent with policies, practices and procedures of the employing company) on the Closing Date (the “Continuing Employees”), while employed by the Company or any of its Subsidiaries, with (i) wages or salaries and bonus opportunities, as applicable, that are at least equal to the wages or salaries and bonus opportunities, as applicable, of such Continuing Employee in effect immediately prior to the Closing, and (ii) benefits that, in the aggregate, are no less favorable to such person than the benefits of such person in effect immediately prior to the Closing; provided, however, that, subject to compliance with the foregoing, nothing herein shall prevent the amendment or termination of any Employee Benefit Plan. Service accrued by the Continuing Employees during employment with the Company or any of its Subsidiaries prior to the Closing shall be recognized for all purposes (except benefit accrual), except to the extent necessary to prevent duplication of benefits. Any and all pre-existing condition limitations and eligibility waiting periods under any employee benefit plan of Buyer or an Affiliate of Buyer (such plans of Buyer or one or more of its Affiliates, collectively, “Buyer Plans”) in which Continuing Employees may participate following the Closing shall be waived with respect to the Continuing Employees and their eligible dependents to the extent such limitations did not apply or were satisfied under the applicable Employee Benefit Plan. The Continuing Employees shall be given credit for amounts paid under any plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of an analogous Buyer Plan.

(d)Tax Matters

(i)Liability for Taxes.

(A)For purposes of this Agreement, Taxes attributable to any Straddle Period will be apportioned between the period of the Straddle Period that begins before the Closing Date and ends on and includes the Closing Date (the “Pre-Closing Straddle Period”) and the period of the Straddle Period that begins the day after the Closing Date and ends at the end of the Straddle Period (the “Post-Closing Straddle Period”) in accordance with this Section 6(d)(i)(A). The portion of Taxes attributable to a Pre-Closing Straddle Period shall (i) in the case of any sales or use taxes, value-added taxes, employment taxes, withholding taxes and any other Tax based on or measured by income, business activity, receipts or profits earned during a Straddle Period, be deemed to equal the amount that would be payable if the Straddle Period ended on and included the Closing Date; and (ii) in the case of personal property, real property, ad valorem and other Taxes of the Company imposed on a periodic basis during a Straddle Period, be deemed to be the amount of the Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Straddle Period and the denominator of which is the number of days in such Straddle Period. The portion of Taxes attributable to a Post-Closing Straddle Period shall be calculated in a corresponding manner.

(B)The Sellers shall be responsible for and covenant to pay and, pursuant to this Section 6(d)(i)(B), hereby, subject to Section 8(k), severally and not jointly indemnify the Buyer and the Company from and against, their respective Indemnification Portions of all Adverse Consequences as determined under Section 8(e) arising from (i) any Taxes of or imposed on or with respect to the Company payable in respect of any taxable period ending on or before the Closing Date (a “Pre-Closing Period”); (ii) all Taxes of the Company that are attributable to a Pre-Closing Straddle Period pursuant to Section 6(d)(i)(A); (iii) any and all Taxes of any Person for which the Company is liable as transferee or successor, by contract or otherwise, which Taxes relate to an activity, event or transaction occurring on or before the Closing Date; (iv) any obligation or other liability of the Company to indemnify any other Person in respect of or relating to Taxes to pay an amount pursuant to any Tax sharing, allocation, indemnity or similar agreement or arrangement other than agreements entered into by the Company in the ordinary course of its business the primary purpose of which does not relate to Taxes; (v) any Transfer Taxes for which Sellers are responsible under Section 6(d)(iv); and (vi) any breach of Section 4(j) (Tax Matters) (the Taxes, fees and expenses described in clauses (i) through (vi) (as limited below, the “Excluded Taxes”); provided, however, that the Sellers shall not be liable for or covenant to pay, and shall not indemnify the Buyer or the Company from and against (and Buyer shall be responsible for and pay) (A) Taxes that arise as a result of a voluntary transaction or action carried out or effected by the Company or the Buyer at any time after the Closing, provided, however, that the Sellers shall remain liable and shall indemnify Buyer and the Company for Taxes attributable to transactions and actions that are carried out or effected on the Closing Date either (y) in the Ordinary Course of Business; or (z) pursuant to an obligation of this Agreement; (B) Taxes, to that extent such Taxes were taken into account in the calculation of either the Estimated Working Capital or the Final Working Capital; (C) Taxes of Buyer whenever arising; and (D) Taxes of the Company for the Post-Closing Tax Period and the Post-Closing Straddle Period (other than Taxes resulting from a breach by the Sellers of Section 4(j)). Notwithstanding the foregoing, other than the Sellers’ obligations for the Sellers’ Allocable Pre-Closing Taxes (which shall not be subject to the Cap and not reduce or be paid from the Indemnity Escrow Amount), the Sellers’ obligations under this Section 6(d)(i)(B) will survive the Closing only until the first anniversary thereof, will be subject to the Cap in Section 8(b)(iv) and will be paid solely from the Indemnity Escrow Amount in accordance with Section 8(h). For the avoidance of doubt, the Sellers’ obligations for the Sellers’ Allocable Pre-Closing Taxes will survive the Closing only until the first anniversary thereof.

(ii)Tax Return Filing.

(A)The Buyer shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns for calendar years 2013 and 2014 of the Company and each of its Subsidiaries that have not been filed on or prior to the Closing Date, including, without limitation, the Tax Returns of the Company and its Subsidiaries for calendar year 2013 (that have not been filed on or prior to the Closing) and Straddle Periods (collectively, the “Pre-Closing Tax Returns”). The Buyer shall prepare and file or cause to be prepared and filed, the Pre-Closing Tax Returns in good faith in a manner that is consistent with the prior practice of the Company except as otherwise required by Law. The Buyer shall deliver all Pre-Closing Tax Returns to the Sellers’ Representative for review and comment at least 30 days prior to the due date (including valid extensions) for filing such Tax Returns (except in the case of a non-income Tax Return where such 30-day period is not practical, in which case as soon as practical). Within 15 days of receiving a draft of such Tax Return (except in the case of a non-income Tax Return where such 15-day period is not practical, in which case as soon as practical) the Sellers’ Representative shall provide written comments to the Buyer. The Buyer and the Sellers’ Representative shall attempt to resolve any dispute relating to the preparation of the Pre-Closing Tax Returns through good faith negotiation subject to the dispute resolution procedures of Section 6(d)(viii). In no event shall the provision of comments by the Sellers’ Representative prevent the Buyer from timely filing any Pre-Closing Tax Return; provided, however, that in the event that the Independent Accountants have not yet resolved any such Tax Dispute prior to the deadline for filing such Pre-Closing Tax Return (including any extensions), the Buyer shall be entitled to file such Pre-Closing Tax Return (or amendment) as prepared by the Buyer subject to amendment to reflect the resolution when rendered by the Independent Accountants. No later than five (5) Business Days prior to the due date of each such Tax Return, the Sellers’ Representative shall pay to Buyer the amount of Taxes shown due on the Tax Return prepared by Buyer under this Section 6(d)(ii)(A) with respect to the Company and its Subsidiaries (taking into account estimated taxes paid on or before the Closing Date) to the extent it is the responsibility and obligation of the Sellers pursuant to the provisions of Section 6(d)(i) (such Taxes as shown due for calendar year 2013 and the Straddle Period (to the extent attributable to the Pre-Closing Straddle Period) shall be defined as, the “Sellers’ Allocable Pre-Closing Taxes”). An exact copy of any Pre-Closing Tax Return filed by Buyer under this Section 6(d)(ii) shall be provided to Sellers’ Representative not later than ten (10) days after such Tax Return is filed.

(B)Notwithstanding anything to the contrary in this Agreement, none of the Buyer, the Company or any of its Subsidiaries shall file any Pre-Closing Tax Return, amend a Tax Return relating to the Company or any of its Subsidiaries with respect to a Pre-Closing Period or make or change an election with respect to a Pre-Closing Period without the prior written consent of Sellers’ Representative, unless required to do so by Law.

(iii)Refunds. Buyer and/or the Company shall pay or cause to be paid to Sellers’ Representative, for the benefit of Sellers, in accordance with their respective Post-Closing Allocable Portions, any refunds of Taxes of the Company or any of its Subsidiaries plus any interest received with respect thereto from the applicable Taxing Authorities for any Pre-Closing Period or Pre-Closing Straddle Period (including, without limitation, refunds arising from amended returns filed after the Closing Date) within ten (10) days after Buyer or the Company or any of its Subsidiaries receives such refund; provided, however, that amounts payable to Optionholders shall be paid to the Company for further payment by the Company to each Optionholder in accordance with each Optionholder’s Post-Closing Allocable Portion through payroll as set forth in Section 2(f)(ii). Buyer agrees that it will not carry back losses from Post-Closing Periods to Pre-Closing Periods. Notwithstanding the foregoing sentence, the amount of any such refund which is for the benefit of the Sellers (i) shall be reduced by the amount of any Taxes on such refund or credit; and (ii) shall not include any refund (which for the avoidance of doubt shall be for the benefit of the Buyer) that (A) results from an adjustment in Tax for a Pre-Closing Period that results in an increase in Tax (exclusive of any Tax on the refund) for any Post-Closing Tax Period; or (B) was included in the calculation of either the Estimated Working Capital or Final Working Capital. To the extent a refund that gave rise to a payment by the Buyer and/or the Company to the Sellers’ Representative, for the benefit of Sellers, is subsequently disallowed, or otherwise reduced, the Sellers will be responsible, subject to Section 8(k), severally and not jointly, to return (all or the applicable portion) of the refund recovered from the Buyer and/or the Company plus (i) interest charged by the Governmental Entity on such refund; and (ii) reasonable costs and expenses imposed on the Buyer and/or the Company by a third-party as a result of such disallowance or reduction.

(iv)Transfer Taxes. The Buyer, the Company, the Sellers and the Sellers’ Representative shall coordinate in the filing of all Tax Returns (including any other documentation) with respect to all transfer, documentation, sales, use, real estate, stamp, registration, title, recording and similar Taxes (“Transfer Taxes”) incurred in connection with this Agreement or any transaction contemplated hereby and shall also cooperate to minimize or avoid any Transfer Taxes that might be imposed by obtaining any certificate or other document from any Taxing Authority or any other Person to the extent permitted by Law. All Transfer Taxes relating to the transactions contemplated by this Agreement (and related tax return preparation costs) shall be borne fifty percent by the Buyer and fifty percent by the Sellers.

(v)Cooperation. Sellers, the Sellers’ Representative and the Buyer shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns, any audit or other examination by any Taxing Authority or any judicial or administrative proceedings relating to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. For six (6) years after the Closing, the Sellers and the Buyer shall (i) retain all books and records with respect to Tax matters pertinent to the Company relating to any Pre-Closing Tax Period until the expiration of the applicable statute of limitations (and, to the extent notified by Buyer or the Sellers, any extensions thereof)

of the respective Pre-Closing Tax Period, and to abide by all record retention agreements entered into with any Taxing Authority and (ii) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if one party so requests, the other party shall allow the first party to take possession of such books and records.

(vi)Stub Taxable Year. The Parties intend that the Company will join Buyer’s consolidated tax group upon the acquisition, and, as a result, the current Tax year of the Company will end for federal income Tax purposes on the Closing Date. In the event that the calculation of the Tax of the Company or any of its Subsidiaries for the taxable period ending on the Closing Date results in a net loss (taking into account the deductions for the Option Cancellation Payments or similar compensation arrangements as per Treasury Regulations Section 1.1502-76), then the Company shall, if possible, carry back the net loss to Pre-Closing Periods in order to generate a refund for Sellers’ benefit. To the extent such net loss (or a portion thereof) generates a Tax refund or offset against Taxes of the Company in either the Post-Closing Straddle Period or in the first Post-Closing Tax Period of the Company that occurs subsequent to the calendar year that includes the Closing Date, then the Company shall make a payment in an amount equal to such refund or offset to Sellers’ Representative, for the benefit of Sellers; provided, however, that amounts payable to Optionholders shall be paid to the Company for further payment by the Company to each Optionholder through payroll as set forth in Section 2(f)(ii). To the extent a refund or offset that gave rise to a payment by the Buyer and/or the Company to the Sellers’ Representative, for the benefit of Sellers, is subsequently disallowed, or otherwise reduced, the Sellers will be responsible, subject to Section 8(k), severally and not jointly, to return (all or the applicable portion) of the amount of the payment received from the Buyer and/or the Company pursuant to this Section 6(d)(vi) plus (i) interest charged by the Governmental Entity on such refund; and (ii) reasonable costs and expenses imposed on the Buyer and/or the Company by a third-party as a result of such disallowance or reduction.

(vii)Tax Audits. If any Taxing Authority issues written notice of its intent to audit, examine or conduct a Proceeding, a written notice of its determination of an objection to an assessment with respect to Taxes or Tax Returns of the Company for a Pre-Closing Tax Period or a Straddle Period, or a written notice or inquiry with respect to any Taxes or the filing of a Tax Return (a “Tax Claim”), then the party hereto first receiving notice of such Tax Claim shall provide written notice thereof to the other party or parties hereto describing the claim, the amount thereof (if known or quantifiable) and the basis thereof within five (5) Business Days following receipt, provided however, that the failure to provide such notice shall not relieve the other party from any of its obligations under this Section 6(d) except to the extent that such other party is materially prejudiced as a consequence of such failure. Buyer shall exclusively control any Tax Claim in respect of the Company provided, that to the extent that any such Tax Claim relates to a Pre-Closing Period or a Straddle Period (a “Pre-Closing Tax Claim”), (i) Buyer shall provide the Sellers’ Representative with a timely and reasonably detailed account of each phase of such Pre-Closing Tax Claim, (ii) Buyer shall consult with the Sellers’ Representative before taking any significant action in connection with such Pre-Closing Tax Claim, (iii) Buyer shall consult with the Sellers’ Representative and offer the Sellers’ Representative an opportunity to comment before submitting any written materials prepared or furnished in connection with such Pre-Closing Tax Claim, (iv) Buyer shall defend such

Pre-Closing Tax Claim diligently and in good faith, (v) Sellers’ Representative, at its sole cost and expense, shall have the right to participate in such Pre-Closing Tax Claim and receive copies of any written materials relating to such Pre-Closing Tax Claim received from the relevant Taxing Authority, and (vi) Buyer shall not agree to settle such Pre-Closing Tax Claim without the written consent of the Sellers’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed.

(viii)Tax Disputes. Notwithstanding any other provision of this Agreement, any dispute, controversy or claim arising out of or relating to this Section 6(d) (a “Tax Dispute”) that the Buyer and the Sellers’ Representative through reasonable best efforts are not able to resolve through direct good-faith negotiation, shall be resolved in accordance with the procedures set forth in this Section 6(d)(viii). If there has been no resolution of the Tax Dispute after direct negotiation, then any party may seek resolution of the Tax Dispute through binding arbitration administered by tax experts of the Independent Accountants. The place of the arbitration shall be New York, New York and the arbitration shall be conducted in the English language. The Independent Accountants shall be instructed to resolve the Tax Dispute and such resolution shall be (A) set forth in writing and signed by the Independent Accountants, (B) delivered to each party involved in the Tax Dispute as soon as practicable after the Tax Dispute is submitted to the Independent Accountants but no later than the fifteenth (15th) day after the Independent Accountants are instructed to resolve the Tax Dispute, (C) made in accordance with this Agreement, and (D) final, binding and conclusive on the parties involved in the Tax Dispute on the date of delivery of such resolution. The Independent Accountants shall only be authorized on any one issue to decide in favor of and choose the position of either of the parties involved in the Tax Dispute or to decide upon a compromise position between the ranges presented by the parties to the Independent Accountants. The Independent Accountants shall base its decision solely upon the presentations of the parties to the Independent Accountants at a hearing held before the Independent Accountants and upon any materials made available by either party and not upon independent review. The fees and expenses of the Independent Accountants shall be borne equally by Sellers’ Representative, on the one hand, and the Buyer, on the other hand. Buyer and the Sellers’ Representative shall keep the decision of the Independent Accountants confidential, except to the extent required by Law or pursuant to disclosure of Tax Returns.

(ix)Treatment of Payments. Any payments made between the Buyer, on the one hand, and the Sellers, on the other hand, shall be treated by the Parties as an adjustment to the Purchase Price for all Tax purposes, unless otherwise required by Law.

(x)Overlap. Any claims for Taxes shall be governed exclusively by this Section 6(d) unless otherwise explicitly provided in this Section 6(d).

(e)Director and Officer Liability and Indemnification.

(i)For a period of six years after the Closing Date, Buyer shall cause the Company and its Subsidiaries to exculpate (to the greatest extent permitted by applicable law) and indemnify, defend and hold harmless each of the directors, managers, officers and controlling Persons of the Company and each of its Subsidiaries (each of them acting in such capacity at or prior to the Closing) against all Adverse Consequences arising out of any violations or alleged violations of fiduciary duties of care or loyalty or other fiduciary duties to the Company or any of its Subsidiaries in their capacities as officers, directors, managers or controlling Persons of the Company or any of its Subsidiaries occurring at or prior to the Closing Date to the fullest extent permitted under applicable law. For the avoidance of doubt, no director, manager, officer or controlling Person shall be exculpated, indemnified, defended and held harmless to the extent a final and non appealable judgment or other final and non appealable adjudication adverse to such director, manager, officer or controlling Person establishes that (A) such Person’s actions or omissions were in bad faith or involved intentional misconduct, or (B) that such Person’s acts fall within the categories set forth in Section 102(b)(7) of the Delaware General Corporation Law.

(ii)For a period of at least six (6) years commencing from the Closing Date, Buyer shall pay for officers’ and directors’ liability insurance covering the Persons who are, as of and prior to the Closing Date, covered by the officers’ and directors’ liability insurance policies of the Company and/or its Subsidiaries with respect to actions and omissions occurring prior to and on the Closing Date, on terms which are no less favorable to such Persons than the terms of such current insurance in effect for the Company and/or its Subsidiaries prior to the Closing; provided, however, that if such officers’ and directors’ liability insurance is not available at an annual cost not to exceed 200% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement (the “Insurance Cap”) (which premium is set forth in Section 6(e)(ii) of the Disclosure Schedule), Buyer shall be required to obtain and cause the Company to maintain that amount of directors’ and officers’ insurance providing for the maximum coverage that shall then by obtainable under substantially similar policies for an annual premium equal to the Insurance Cap, and shall permit the Sellers’ Representative, on behalf of the Sellers, to pay amounts in excess of the Insurance Cap to maintain the existing coverage.

(iii)The provisions of this Section 6(e) are intended to be for the benefit of, and will be enforceable by, each such Person entitled to indemnification under this Section 6(e), his or her heirs and his or her representatives, and the obligations of Buyer and the Company under this Section 6(e) shall not be terminated or modified in such manner as to adversely affect any such Person to whom this Section 6(e) applies without the consent of the Seller Representative, which consent shall not be unreasonably withheld, delayed or conditioned.

(iv)In the event Buyer, the Company or any of their respective successors or assigns (A) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (B) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Buyer or the Company, as the case may be, shall assume all of the obligations set forth in this Section 6(e).

(f)Non-Competition; Non-Solicitation.

(i)During the Non-Compete Restricted Period, each Restricted Party agrees that such Restricted Party shall not (and will not assist any other Person), and shall cause its Affiliates not to, anywhere within the United States of America, Mexico or Canada, without the prior written approval of Buyer, directly or indirectly, invest in, own, manage, operate, finance, control, advise, render services to or participate in the ownership, management, operation or control of, any Person engaged in, or to its knowledge, planning to become engaged in any Restricted Business. For these purposes, ownership, either of record or beneficially, of 3% or less of the outstanding securities of any class of securities of a public company shall not be considered to be a breach of this Section 6(f)(i).

(ii)During the Non-Solicit Restricted Period, each Restricted Party agrees that such Restricted Party shall not (and will not assist any other Person), and shall cause its Affiliates not to, anywhere within the United States of America, Mexico or Canada, hire, retain or attempt to hire or retain any employee of the Company or the Subsidiaries, or in any way interfere with the relationship between the Company or any of the Subsidiaries, on the one hand, and any of their respective employees, on the other hand; provided, that the foregoing will not prohibit the Restricted Parties or any of their Affiliates from making general solicitations of employment (including through advertisements and employment agencies) that are not targeted at such employees, and, so long as such employee is not a Key Employee, from hiring any such Person as a result of such generalized searches; and provided, further, that the foregoing will not prohibit Littlejohn, LJ II, LJ III and other investment funds managed by Littlejohn or any of their respective Affiliates from retaining or engaging any of Christopher Dods, Bernard Guerin, Michael Goebner, Steven Sands, Averil Rance and James Hull for consulting services on either an uncompensated basis, or on a compensated basis with the prior approval of the Buyer.

(iii)Buyer, on the one hand, and the Restricted Parties, on the other hand, agree that the duration and geographic scope of the restrictions set forth in this Section 6(f) are fair, reasonable and necessary to protect the legitimate business interests of Buyer and the goodwill of the Company. In the event that any court determines that the duration or geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Restricted Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable.

7.Conditions to Obligation to Close

(a)Conditions to Buyer’s Obligation. Buyer’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)the representations and warranties set forth in Section 3(a) and Section 4 above, individually and collectively, must have been accurate as of the date of this Agreement and shall be true and correct at and as of the Closing Date (without taking into account any updates to the Disclosure Schedules delivered in accordance with Section 5(d) above), with the same force and effect as if made on and as of the Closing Date (except for representations and warranties which specifically relate to an earlier date, the accuracy of which shall be determined as of that specified date) in all material respects provided that such representations and warranties that are qualified by their terms by a reference to materiality shall be true and correct in all respects, except, in the case of any such representation or warranty other than Fundamental Representations, where the failure to be so true and correct, or true and correct in all material respects, as applicable, does not result in, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, which, the parties acknowledge and agree shall include, for purposes of this Section 7(a)(i), where the failure of such representations or warranties to be so true and correct, or so true and correct in all material respects, as applicable, would reasonably be expected to result in, individually or in the aggregate, Adverse Consequences in excess of $10,000,000; provided, however, for purposes of applying such threshold amount, those representations and warranties that are qualified by references to “materiality”, “Material Adverse Effect”, or “Material Adverse Change” shall be deemed not to include such qualification except for purposes of determining whether a breach of such representation and warranty has occurred;

(ii)Sellers and the Company shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

(iii)there shall not be any Law or Order in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv)the Escrow Agreement shall have been executed by the Sellers’ Representative and the Escrow Agent;

(v)all loans and advances, if any, from the Company or any Subsidiary to any director, officer, employee or direct or indirect equityholder of the Company or any Subsidiary, or any related Person or Affiliate of any of the foregoing, shall have been repaid in full prior to Closing (except participant loans made by the Company 401(k) Plan);

(vi)each Related Party Contract shall have been terminated with no continuing liability to the Company or any of its Subsidiaries; and

(vii)Sellers holding (A) ninety-five percent (95%) or more of the Company’s issued and outstanding shares of preferred stock; and (B) ninety percent (90%) or more of the Company’s issued and outstanding shares of common stock shall have complied with the obligations of the Sellers set forth in Section 2(d)(i)(A) with respect to the delivery of such Seller’s stock certificates;

Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.
(b)Conditions to Sellers’ Obligation. Sellers’ obligation to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(i)the representations and warranties set forth in Section 3(b) above shall be true and correct at and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except for representations and warranties which specifically relate to an earlier date), except for any inaccuracies which would not reasonably be expected to have a material and adverse impact on Buyer’s business or on the ability of Buyer to timely consummate the transactions contemplated hereby;

(ii)Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii)there shall not be any Law or Order in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv)(A) Buyer shall have paid by wire transfer of immediately available funds, in accordance with wire instructions provided by Sellers’ Representative prior to the Closing, the Estimated Purchase Price (less the aggregate Option Cancellation Payments and the Escrow Amount), Funded Indebtedness, Company Transaction Expenses, the aggregate Option Cancellation Payments and the Escrow Amount, as specified in Section 2(b) above, and directed the Company to pay the aggregate Option Cancellation Payments pursuant to Section 2(f)(ii) subject to Section 2(f)(iii); and (B) the Company shall have paid the aggregate Option Cancellation Payments pursuant to Section 2(f)(ii); and

(v)the Escrow Agreement shall have been executed by Buyer and the Escrow Agent.

Sellers’ Representative may waive any condition specified in this Section 7(b) on behalf of Sellers if Sellers’ Representative executes a writing so stating at or prior to the Closing.
8.Remedies for Breaches of This Agreement.

(a)Survival of Representations and Warranties. All representations and warranties made by the Parties in this Agreement shall survive the Closing until the first anniversary thereof; provided, however, that the representations and warranties contained in Section 3(a)(i) (Organization of Certain Sellers), Section 3(a)(ii) (Authorization of Transaction), Section 3(a)(iv) (Brokers’ Fees), Section 3(a)(v) (Shares; Options) (collectively, “Sellers’ Fundamental Representations and Warranties”), Section 3(b)(i) (Organization of Buyer), Section 3(b)(ii) (Authorization of Transaction), Section 3(b)(iv) (Brokers’ Fees) (collectively, “Buyer Fundamental Representations and Warranties”), Section 4(a) (Organization, Qualification and Corporate Power), Section 4(b) (Capitalization), and Section 4(d) (Brokers’ Fees) (collectively, “Company Fundamental Representations and Warranties” and, together with Sellers’ Fundamental Representations and Warranties and Buyer Fundamental Representations and Warranties, the “Fundamental Representations”) shall survive until the date that is 30 days after the expiration of the applicable statute of limitations. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Any claims under this Agreement with respect to a breach of a representation, warranty, covenant or agreement must be asserted by a written notice on or before the expiration of the applicable survival period for such representation, warranty, covenant or agreement, and if such a notice is given, the survival period for such representation, warranty, covenant or agreement shall continue solely as to the specific matters subject to the claim asserted until it is fully resolved as provided herein.

(b)Indemnification Provisions for Buyer’s Benefit.

(i)Subject to Sections 8(a), (e), (f), (h), (j) and (k) and the limitations set forth in this Section 8(b) below, each Seller, severally and not jointly, will indemnify, defend and hold harmless Buyer, the Company, the Subsidiaries and their respective directors, officers, employees, agents, consultants, advisors, representatives and Affiliates (collectively, the “Buyer Indemnified Persons”) from and against, and will pay to the Buyer Indemnified Persons such Seller’s Indemnification Portion of the amount of, any and all Adverse Consequences that arise or result from:

(A)any breach of any representation or warranty made by the Company in this Agreement or any Ancillary Agreement (other than Section 4(j) (Tax Matters) that is governed by Section 6(d));

(B)any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Company or any Subsidiary (or any Person acting on their behalf) in connection with any of the transactions contemplated by this Agreement;

(C)any claim by any Optionholder with respect to the termination or cancellation of the Company Options pursuant to Section 2(f) or any dispute with respect to the Options or the cancellation thereof in accordance herewith, other than claims against Buyer for breach of its obligations under this Agreement; or

(D)the matters described on Exhibit F attached hereto, which Exhibit F is incorporated herein by reference.

(ii)Subject to Sections 8(a), (e), (f) (j) and (k) and the limitations set forth in this Section 8(b) below, each Seller, individually, and not severally or jointly, will indemnify, defend and hold harmless the Buyer Indemnified Persons from and against, and will pay to the Buyer Indemnified Persons the amount of Adverse Consequences arising, directly or indirectly, out of, resulting from, relating to or in connection with:

(A)any breach of any representation or warranty made by such Seller in this Agreement or any Ancillary Agreement; or

(B)any failure by such Seller to perform or comply with any covenant or obligation of such Seller in this Agreement or any Ancillary Agreement other than those in Section 6(d).

(iii)No Seller shall have, and no Seller shall exercise or assert (or attempt to exercise or assert), any right of contribution, reimbursement, subrogation or indemnity against the Company or the Subsidiaries in connection with any indemnification obligation to which such Seller may become subject or which may be payable out of the Indemnity Escrow Amount under or in connection with this Agreement. From and after the Closing Date, the Sellers hereby irrevocably waive and release the Company and its Subsidiaries from any such right of contribution, reimbursement, subrogation or indemnity.

(iv)No Seller shall have any obligation to indemnify Buyer Indemnified Persons from and against any Adverse Consequences pursuant to paragraph (A) of Section 8(b)(i): (A) until Buyer Indemnified Persons have suffered Adverse Consequences by reason of all such breaches in excess of the Deductible in the aggregate (after which point Sellers will be obligated only to indemnify Buyer Indemnified Persons from and against further such Adverse Consequences) or thereafter (B) to the extent the Adverse Consequences Buyer Indemnified Persons have suffered by reason of all such breaches exceeds the Indemnity Escrow Amount (the “Cap”) (after which point Sellers will have no obligation to indemnify Buyer from and against further such Adverse Consequences); provided, however, that Sellers shall not be liable to Buyer Indemnified Persons for any claim if the Adverse Consequences relating to such claim (or, in the case of a series of related claims, the aggregate Adverse Consequences thereof) are less than $50,000 (each a “Minor Claim”), and Minor Claims shall not be included in the computation of the aggregate deductible under clause (A) above; provided, further, however, that neither the Deductible nor the Minor Claim threshold amount shall apply to Adverse Consequences pursuant to paragraphs (B) or (C) of Section 8(b)(i), resulting from breaches of the Fundamental Representations or from breaches of the representations and warranties set forth in Section 4(j) (Tax Matters) or resulting from breaches of the covenants provided in Section 6(d), and the Cap shall not apply to Adverse Consequences pursuant to paragraphs (B) or (C) of Section 8(b)(i) or resulting from breaches of the Fundamental Representations. The Cap shall apply to any claims under Section 6(d) (including a breach of Section 4(j) (Tax Matters) other than claims for the Sellers’ Allocable Pre-Closing Taxes.

(v)Notwithstanding anything herein to the contrary, except solely to the extent provided in Section 8(k), and other than in the case of fraud or criminal or willful misconduct of such Seller, no Seller's aggregate liability for Adverse Consequences shall exceed such Seller’s Indemnification Portion of the Purchase Price.

(c)Indemnification Provisions for Sellers’ Benefit. In the event Buyer breaches any of its representations, warranties, or fails to perform or comply with any covenants contained herein or in any Ancillary Agreement, and provided that any Seller makes a written claim for indemnification against Buyer pursuant to Section 10(h) below within the applicable survival period, then Buyer, subject to the other provisions of this Section 8, shall indemnify each Seller and Sellers’ Representative from and against the entirety of any Adverse Consequences suffered that arise or result from such breach by Buyer.

(d)Matters Involving Third Parties

(i)If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 8, then the Indemnified Party shall promptly (and in any event within fifteen (15) Business Days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing; provided, however, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby.

(ii)After the Indemnifying Party receives a notice of a Third Party Claim, the Indemnifying Party shall be entitled, at its own cost and expense, except as otherwise provided in clauses (ii) and (iv) of this Section 8(d) below: (1) to take control of the defense and investigation of such Third Party Claim or action; (2) to employ and engage attorneys of their own choice to handle and defend such Third Party Claim; and (3) to compromise or settle such claim, provided, however, that the Indemnifying Party shall not settle, compromise or offer to settle or compromise any Third Party Claim on a basis that would restrict the future activity or conduct of the Indemnified Party or any Affiliate thereof without the prior written consent of the Indemnified Party. In addition, the Indemnifying Party shall not, except with the prior written consent of the Indemnified Party, enter into any compromise or settlement that does not include an unconditional release of all Indemnified Parties who are parties to such claim from all liability with respect to such claim or consent to entry of judgment. The Indemnifying Party shall permit the Indemnified Party to participate in the defense or settlement of such Third Party Claim through counsel chosen by such Indemnified Party provided that (subject to Section 8(d)(v)) the fees and expenses of such counsel shall be borne by such Indemnified Party. The Indemnified Party shall not pay or settle any such claim without the Indemnifying Party’s consent (which shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim without the Indemnifying Party’s consent, provided that in such event it shall waive any right to indemnity or reimbursement therefor by the Indemnifying Party for such claim unless the Indemnifying Party shall have consented in writing to such payment or settlement.

(iii)The Indemnified Party shall cooperate with the Indemnifying Party and its attorneys in the investigation, trial and defense of such Third Party Claim or action and any appeal arising therefrom. The Parties shall cooperate with each other in any notifications to insurers. Unless and until an Indemnifying Party assumes the defense of a Third Party Claim as provided in Section 8(d)(ii) above, the Indemnified Party against which such Third Party Claim has been asserted may undertake, at the Indemnifying Party’s cost and expense, the defense of such Third Party Claim in any manner as he, she or it reasonably may deem appropriate, but shall not thereby waive any right to indemnity or reimbursement therefor pursuant to this Agreement; provided, however, that the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed).

(iv)If the Indemnified Party assumes the defense of the Third Party Claim under Section 8(d)(iii) or (v), the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement and permit the Indemnifying Party to participate, at its own cost and expense, in the investigation, trial and defense of such Third Party Claim and any appeal arising therefrom.

(v)The Parties agree, as among themselves, that: (1) if the named parties to any Third Party Claim or proceeding include both an Indemnifying Party and the Indemnified Party, and if the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party or (2) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, then the Indemnified Party shall be entitled, at the Indemnifying Party’s reasonable cost and expense, to one separate counsel of the Indemnified Party’s own choosing in each jurisdiction for which the Indemnified Party determines counsel is required.

(vi)Sellers’ Representative shall act on behalf of Sellers for purposes of this Section 8 for any Third Party Claim, which is the subject of the indemnification provisions of this Section 8.

(e)Determination of Adverse Consequences. Notwithstanding any provision of this Agreement, no party shall be liable for, and the definition of Adverse Consequences shall not include, any punitive damages, except in the case of fraud or criminal misconduct or to the extent actually awarded, paid or incurred in a Third Party Claim. All indemnification payments under this Section 8 shall be reduced by (A) insurance proceeds actually received by the Indemnified Party, net of any third party expenses incurred in connection with the collection thereof, including deductibles and self-insured retentions, and (B) any related Tax benefit (net of any third party expenses incurred in connection with seeking and securing such Tax benefit) actually realized by the Indemnified Party in the taxable period of the Adverse Consequence or in the immediately subsequent taxable year (in which case corrective payments will be made by the Indemnified Party).

(f)Additional Limitations on Indemnification Obligations.

(i) (i) Notwithstanding anything to the contrary herein, no Seller shall be obligated to indemnify Buyer with respect to claims for indemnification of Adverse Consequences made pursuant to this Section 8 with respect to (A) any item disclosed in Schedule II and/or the Disclosure Schedule, (B) any item disclosed pursuant to Section 5(d)(i) of this Agreement, to the extent provided therein, (C) any covenant or condition waived in writing by Buyer at or prior to the Closing, or (D) any Adverse Consequences with respect to any matter, to the extent that such matter was reflected in the calculation of the Purchase Price pursuant to Section 2(e) of this Agreement.

(ii)Notwithstanding anything to the contrary herein, Buyer shall not be obligated to indemnify Sellers with respect to claims for indemnification of Adverse Consequences made pursuant to this Section 8 with respect to (i) any item disclosed in Schedule III, or (ii) any covenant or condition waived in writing by Sellers’ Representative at or prior to the Closing.

(iii)For purposes of determining the amount of any Adverse Consequences under Sections 8(b) and (c), but not for purposes of determining whether there has been an inaccuracy in or breach of any representation or warranty herein or in any Ancillary Agreement, any materiality qualifiers (including Material Adverse Effect or Material Adverse Change) contained in the applicable representation and warranty shall be deemed to be deleted and shall be given no force or effect.

(g)Exclusive Remedy. Except for any equitable remedies of the Parties expressly provided herein (including pursuant to Section 10(q)) and for the Guaranty, Buyer and Sellers acknowledge and agree that the indemnification provisions in this Section 8 and in Section 6(d) shall be the sole and exclusive remedy of Buyer and Sellers after the Closing with respect to claims arising under or as a result of this Agreement or relating to the Company or any of its Subsidiaries.

(h)Manner of Payment; Escrow

(i)At any given time, the remaining portion of the Indemnity Escrow Amount shall be the sole and exclusive source of recovery with respect to Adverse Consequences indemnifiable pursuant to Section 8(b)(i) (other than clause (D) thereof) or Section 6(d) (other than claims for the Sellers’ Allocable Pre-Closing Taxes), and in no event shall Buyer Indemnified Persons be entitled to recover more than the Indemnity Escrow Amount pursuant to Section 8(b)(i) (other than clause (D) thereof) or Section 6(d) (other than claims for the Sellers’ Allocable Pre-Closing Taxes) in the aggregate; provided, that, notwithstanding the foregoing to the contrary, with respect to any breach of a Company Fundamental Representation, or a claim arising under paragraphs (B) or (C) of Section 8(b)(i), the remaining portion of the Indemnity Escrow Amount at any given time shall be the first source of recovery, and if the Indemnity Escrow Amount has been fully disbursed, any remaining amount of Adverse Consequences shall be recovered, subject to Section 8(b)(v) and Section 8(k), from each Seller on a several basis in accordance with such Seller’s Indemnification Portion. Adverse Consequences indemnifiable pursuant to Section 8(b)(ii) shall not be paid from the Indemnity Escrow Amount.

(ii)Within five (5) Business Days following the final determination of an indemnification claim pursuant to Section 8(b) or Section 6(d), Buyer and Sellers’ Representative shall deliver joint written instructions to the Escrow Agent, instructing the Escrow Agent to release funds to Buyer in the amount of such finally determined claim.

(iii)Promptly, and in any event within five (5) Business Days following the first anniversary of the Closing Date (and at any time thereafter to the extent the funds then held by the Escrow Agent exceed the aggregate amount claimed by Buyer pursuant to claims timely made prior to the first anniversary of the Closing Date in accordance with this Section 8 or Section 6(d) and the Escrow Agreement, but that have not been finally determined), Buyer and Sellers’ Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to distribute any remaining funds held by the Escrow Agent (minus the aggregate amount claimed by Buyer pursuant to claims timely made in accordance with this Section 8 and the Escrow Agreement, and not finally determined prior to such date) to (A) the Sellers’ Representative such portion of the amount being distributed as is allocable to the Sellers, other than Optionholders with respect to their Options, for further payment in accordance with the Representative’s Agreement to each Seller (other than an Optionholder with respect to such Optionholder’s Options), who shall be entitled to receive from Sellers’ Representative such Seller’s Post-Closing Allocable Portion of such amount being distributed and (B) the Company the balance of the amount being distributed for further payment by the Company to each Optionholder in accordance with each Optionholder’s Post-Closing Allocable Portion through payroll as set forth in Section 2(f)(ii).

(iv)Any amount payable by Buyer to a Seller shall be payable by wire transfer of immediately available funds to an account or accounts designated by the Sellers’ Representative within five (5) Business Days following the final determination of the claim for indemnification giving rise to such payment obligation.

(i)Adjustment to Purchase Price. Any payments made pursuant to this Section 8 shall be treated by the Parties as an adjustment to the Purchase Price for all Tax purposes, unless otherwise required by Law.
(j)Mitigation. Each of the Sellers and the Buyer shall take all commercially reasonable steps to mitigate any of its Adverse Consequences upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto.

(k)LJ II and LJ III Liability. Notwithstanding anything herein to the contrary, the representations and warranties of each of LJ II and LJ III in Section 3(a) and the covenants of each of LJ II and LJ III, including, without limitation, the covenant to indemnify the Buyer pursuant to, and subject to the limitations set forth in, this Article 8 and Section 6(d) shall be joint and several solely as between them.

9.Termination

(a)Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

(i)Buyer and Sellers’ Representative may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)Buyer or Sellers’ Representative may terminate this Agreement by giving written notice to the other party at any time prior to the Closing if the Closing shall not have been consummated on or before August 31, 2014 (the “Outside Date”), unless extended by written agreement of Buyer and Sellers’ Representative; provided, however, that the right to terminate this Agreement under this Section 9(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date;

(iii)Sellers’ Representative may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing if there has been a breach of any representation, warranty or covenant made by the Buyer in this Agreement, such that the conditions in Section 7(b) are not capable of being satisfied and which have not been cured by Buyer within 30 days after receipt of written notice from Sellers’ Representative requesting such breach to be cured; provided that the right to terminate this Agreement pursuant to this Section 9(a)(iii) shall not be available to Sellers’ Representative if the failure of any Seller to fulfill any of its obligations under this Agreement has been the primary cause of, or resulted in, such breach;

(iv)Buyer may terminate this Agreement by giving written notice to Sellers’ Representative at any time prior to the Closing if there has been a breach of any representation, warranty or covenant made by any Seller in this Agreement, such that the conditions in Section 7(a) are not capable of being satisfied and which have not been cured by Sellers within 30 days after receipt of written notice from Buyer requesting such breach to be cured; provided that the right to terminate this Agreement pursuant to this Section 9(a)(iv) shall not be available to Buyer if the failure of Buyer to fulfill any of its obligations under this Agreement has been the primary cause of, or resulted in, such breach; and

(v)Buyer or Sellers’ Representative may terminate this Agreement by giving written notice to the other party at any time prior to the Closing if an Order shall have been issued permanently restraining or enjoining the transactions contemplated by this Agreement, and such Order shall have become final and non appealable.

(b)Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party; provided, however, that this Section 9(b), Section 10, and the confidentiality provisions contained in Section 5(c) above shall survive termination. Notwithstanding anything to the contrary contained herein, termination of this Agreement pursuant to Section 9.1(a) shall not release any party from any liability for any willful breach by such party of the terms and provisions of this Agreement prior to such termination.

10.Miscellaneous

(a)[reserved]

(b)Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Buyer and Sellers’ Representative, except as such release or announcement may be required by applicable law or the rules or regulations of any United States or foreign securities exchange, in which case the Party required to make the release or announcement shall allow the other Party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that the foregoing shall not prohibit Buyer or Guarantor from issuing press releases or making filings consistent with Guarantor’s past practices.

(c)No Third-Party Beneficiaries. Except as set forth in Section 6(e)(iv), this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(d)Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(e)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of such Party’s rights, interests, or obligations hereunder without the prior written approval of Buyer and Sellers’ Representative; provided, however, that the indemnification and other rights hereunder of Buyer may be collaterally assigned to any bank or other financial institution which is or becomes a lender to Buyer, the Company or any of their respective Affiliates, successors or assigns.

(f)Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or other electronic transmission), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g)Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one Business Day after being sent to the recipient by facsimile or electronically scanned transmission, or (iv) four Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company at any time prior to
Closing, Sellers or Sellers’ Representative
to:

Littlejohn Fund III, L.P. as Sellers’ Representative c/o Littlejohn & Co., LLC 8 Sound Shore Drive (Suite 303) Greenwich, CT 06830 Facsimile: (203) 552-3550 Attention: David Simon

Copy (which shall not constitute notice)
sent contemporaneously to:

Morrison Cohen LLP 909 Third Avenue New York, NY 10022 Facsimile: (212) 735-8708 Attention: Salomon R. Sassoon, Esq.

If to Buyer or to the Company
at any time after Closing to:

CEHI Acquisition Corporation Sixty-One Wilton Road, Second Floor Westport, Connecticut 06880 Facsimile: (203) 221-8253 E-mail: dswanson@compassequity.com Attention: David Swanson
Copy (which shall not constitute notice)
sent contemporaneously to:

Squire Patton Boggs (US) LLP 221 E. Fourth Street, Suite 2900 Cincinnati, OH 45202 Facsimile: (513) 361-1201 E-mail: toby.merchant@squirepb.com Attention: Toby M. Merchant

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.
(i)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(j)SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL

(i)EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF (A) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY AND (B) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY AND AGREES THAT ALL CLAIMS IN RESPECT OF THE SUIT ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY AGREES TO COMMENCE ANY SUCH SUIT, ACTION OR OTHER PROCEEDING EITHER IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR IF SUCH SUIT, ACTION OR OTHER PROCEEDING MAY NOT BE BROUGHT IN SUCH COURT FOR JURISDICTIONAL REASONS, IN THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY. EACH PARTY WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 10(h) ABOVE. NOTHING IN THIS SECTION 10(j), HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

(ii)EACH OF THE PARTIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

(iii)This Section 10(j) shall not apply to any dispute under Section 2(e) that is required to be decided by the Independent Accountants.

(k)Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers’ Representative; provided, however, that notwithstanding the foregoing, the Company may update Schedule I as necessary immediately prior to the Closing without the consent of Buyer. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, or in the case of each Seller, by Sellers’ Representative on behalf of such Seller, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
(l)Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(m)Expenses. Except as otherwise provided in this Agreement, Buyer, each Seller and the Company and its Subsidiaries will bear his, her, or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not the Closing Shall have occurred.

(n)Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean “including, without limitation”.

(o)Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(p)Legal Representation. Buyer, on behalf of itself and its Affiliates (including, after the Closing, the Company and its Subsidiaries), acknowledges and agrees that Morrison Cohen LLP (“MoCo”) may have acted as counsel for Littlejohn & Co., LLC (“Littlejohn”), LJ II, LJ III, Sellers’ Representative, the Company and/or their respective Affiliates in certain matters for several years and that LJ II, LJ III, Sellers’ Representative and Littlejohn reasonably anticipate that MoCo will continue to represent them and/or such other parties (other than the Company and its Subsidiaries) in future matters. Accordingly, Buyer, on behalf of itself and its Affiliates (including, after the Closing, the Company and its Subsidiaries), expressly: (a) consents to MoCo’s representation of LJ II, LJ III, Sellers’ Representative, Littlejohn and/or their Affiliates in any post-Closing matter in which the interests of Buyer, the Company or any of its Subsidiaries, on the one hand, and LJ II, LJ III, Sellers’ Representative,

Littlejohn or their Affiliates, on the other hand, are adverse, including, without limitation, any matter relating thereto; and (b) consents to the disclosure by MoCo to LJ II, LJ III, Sellers’ Representative, Littlejohn or their Affiliates of any information learned by MoCo in the course of its representation of LJ II, LJ III, Sellers’ Representative, Littlejohn, the Company or their respective Affiliates. Furthermore, Buyer, on behalf of itself and its Affiliates (including, after the Closing, the Company and its Subsidiaries), irrevocably waives any right it may have to discover or obtain information or documentation relating to the representation of LJ II, LJ III, Sellers’ Representative, Littlejohn and/or their Affiliates by MoCo in the transactions contemplated hereby, to the extent that such information or documentation was privileged as to LJ II, LJ III, Sellers’ Representative, Littlejohn and/or their Affiliates. Upon and after the Closing, the Company and its Subsidiaries shall cease to have any attorney-client relationship with MoCo, unless and to the extent MoCo is specifically engaged in writing by the Company or any of its Subsidiaries to represent such Person after the Closing and such engagement either (i) involves no conflict of interest with respect to LJ II, LJ III, Sellers’ Representative, Littlejohn and/or their Affiliates or (ii) LJ II, LJ III, Sellers’ Representative, Littlejohn and/or their Affiliates, as applicable, consents in writing at the time to such engagement. Any such representation by MoCo after the Closing shall not affect the foregoing provisions hereof.

(q)Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

(r)No Recourse. Other than with respect to claims that any Seller or the Company may assert against any Person that is party to, and solely pursuant to the terms of, any confidentiality agreement with such Seller or the Company (“Retained Claims”), all actions, claims, obligations, liabilities or causes of actions (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, (b) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (c) any breach of this Agreement and (d) any failure of the transactions contemplated by this Agreement to be consummated, may be made only against (and are those solely of) the Persons that are expressly identified as parties to this Agreement. No other Person, including any director, officer, employee, incorporator, member, partner, manager, stockholder, optionholder, Affiliate, agent, attorney or representative of, or any financial advisor or lender to, any party to this Agreement, or any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney or representative of, or any financial advisor or lender to any of the foregoing shall have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d) except for Retained Claims.

(s)Guaranty. Guarantor hereby acknowledges and agrees that it is executing this Agreement to guaranty the prompt and complete payment to Sellers’ Representative for the benefit of Sellers and performance of the obligations of the Buyer under this Agreement and each agreement executed pursuant hereto. Guarantor hereby irrevocably, absolutely and unconditionally guarantees, as a primary obligation, that the Buyer shall fully, completely and timely pay and perform each and every one of its obligations. Guarantor’s guarantee set forth in this Section 10(s) (the “Guaranty”) is one of payment, not collection, and a separate Proceeding or Proceedings to enforce the Guaranty may be brought and prosecuted against Guarantor irrespective of whether any Proceeding is brought against the Buyer or any other Person or whether the Buyer and/or any other Person is joined in any such Proceeding or Proceedings. The liability of Guarantor under the Guaranty shall, to the fullest extent permitted under applicable Law, be absolute and unconditional, irrespective of: (i) the validity, legality or enforceability of this Agreement against the Buyer; (ii) any release or discharge of any obligation of the Buyer under this Agreement resulting from any change in the corporate existence, structure or ownership of the Buyer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Buyer or any of its assets; (iii) any amendment or modification of this Agreement, or any change in the manner, place or terms of payment or performance of any obligation of the Buyer under this Agreement, or any change or extension of the time of payment or performance of, or alteration of, any obligation of the Buyer under this Agreement, any liability incurred directly or indirectly in respect thereof, or any amendment or waiver of, or any consent to any departure from, the terms of this Agreement or the documents entered into in connection therewith; (iv) the existence of any claim, setoff or other right that the Buyer or Guarantor may have at any time against any of the Sellers; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of Guarantor or otherwise operate as a discharge of Guarantor as a matter of Law or equity. This Agreement shall conclusively be deemed to have been entered into and contracted in reliance upon the Guaranty, and all dealings between the Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guaranty. When the Sellers’ Representative, on behalf of the Sellers, or any of the Sellers is pursuing its rights and remedies hereunder against Guarantor, neither the Sellers’ Representative nor any Seller, as applicable shall be under an obligation to pursue any rights and remedies it may have against the Buyer or any other Person, and any failure by the Sellers’ Representative, on behalf of the Sellers, or of any Seller, as applicable, to pursue such other rights or remedies or to collect any payments from the Buyer or any other Person, and any release by any Party or any other Person, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies of the Sellers’ Representative or any of the Sellers, whether express, implied or available as a matter of Law. None of the Sellers’ Representative, on behalf of the Sellers, or any of the Sellers, shall be obligated to file any claim in the event that the Buyer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Sellers’ Representative to so file shall not affect Guarantor’s obligations hereunder. In the event that any payment by the Buyer under this Agreement is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder as if such payment had not been made. Guarantor hereby irrevocably waives acceptance, presentment, demand, protest and any notice in connection with the performance of its obligations set forth in this Section 10(s). Guarantor may not exercise any rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under bankruptcy or insolvency Laws) or otherwise, by reason of any payment by it in respect of the Guaranty. No failure on the part of Sellers’ Representative, on behalf of the Sellers, or any Seller to exercise, and no delay in exercising, any right, remedy or power with respect to the Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by the Sellers’ Representative, on behalf of the Sellers, or any Seller of any right, remedy or power with respect to the Guaranty preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Sellers’ Representative, on behalf of the Sellers, or to the Sellers or allowed to the Sellers by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Sellers’ Representative, on behalf of the Sellers, or the Sellers at any time or from time to time.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BUYER:

CEHI ACQUISITION CORPORATION

By: /s/ Alan B. Offenberg
Name: Alan B. Offenberg
Title: Vice President

GUARANTOR:

Solely for purposes of Section 10(s):

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

By: /s/ Ryan J. Faulkingham
Name: Ryan J. Faulkingham
Title: Chief Financial Officer

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS’ REPRESENTATIVE:

LITTLEJOHN FUND III, L.P.

By: Littlejohn Associates III, L.L.C.,
its General Partner

By: /s/ Michael I. Klein
Name: Michael I. Klein
Title: Manager

THE COMPANY:

CLEAN EARTH HOLDINGS, INC.

By: /s/ Christopher Dods
Name: Christopher Dods
Title: Chief Executive Officer and President

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

LITTLEJOHN FUND II, L.P.

By: Littlejohn Associates II, L.L.C.,
its General Partner

By: /s/ Michael I. Klein
Name: Michael I. Klein
Title: Manager

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

LITTLEJOHN FUND III, L.P.

By: Littlejohn Associates III, L.L.C.,
its General Partner

By: /s/ Michael I. Klein
Name: Michael I. Klein
Title: Manager

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

/s/ Christopher Dods
CHRISTOPHER DODS

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

/s/ Bernard Guerin
BERNARD GUERIN

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

/s/ Michael Goebner
MICHAEL GOEBNER

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

/s/ Steven Sands
STEVEN SANDS

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

/s/ Edward Sheehan
EDWARD SHEEHAN

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

/s/ Raymond Empson
G. RAYMOND EMPSON

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

/s/ William Massa
WILLIAM MASSA

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

/s/ Nancy Roberts
NANCY ROBERTS

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

/s/ James Hull
JAMES HULL

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

/s/ Thomas Kushnir
THOMAS KUSHNIR

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

/s/ Paul Lane
PAUL LANE

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

/s/ Daniel Morrow
DANIEL MORROW

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

/s/ Phyllis Onofrietti
PHYLLIS ONOFRIETTI

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

/s/ Averil Rance
AVERIL RANCE

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

/s/ Kenneth Skyes
KENNETH SYKES

Signature Page to Stock Purchase Agreement